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PROSPECTUS

                                AMERICAN EQUITIES INCOME FUND, INC.

                                                    $15,000,000
                                      12% Notes, due September 30, 2006
                      $1,000 Denominations; Minimum to Break Escrow: $500,000
                                             Minimum Purchase: $2,000

     American Equities Income Fund, Inc., a Delaware corporation (the "Corporation"), was formed in 1996 as a special purpose corporation wholly-owned by American Equities Group,
Inc. ("AEG") to acquire, service and collect upon accounts receivable (the  "Receivables")
originated primarily from small to mid-sized businesses (the "Obligors").  THE
CORPORATION IS NOT AN INVESTMENT COMPANY  AND IS NOT SUBJECT TO
THE INVESTMENT COMPANY ACT OF 1940 AND THE CORPORATION IS NOT
AFFILIATED WITH THE UNITED STATES GOVERNMENT AND THE NOTES ARE
NOT BACKED OR GUARANTEED BY THE GOVERNMENT.

     The Corporation is offering subscriptions for a maximum of up to $15,000,000 aggregate principal amount of its 12% Notes (the "Notes") in denominations of $1,000 each, or any integral multiple thereof (the "Offering").  Investor funds will be held in an interest-bearing
Escrow Account at Republic National Bank of New York, 1356Broadway, NY, NY (the
"Escrow Agent") until suitable Receivables are purchased or are invested in other short-term investments.  The Dealer Manager and its Affiliates may purchase Notes in connection with this Offering.  The Notes will bear simple interest at the rate of 12% per annum, payable interest only as described below, with all principal and accrued interest, if any, due on
September 30, 2006.  Interest is calculated on the basis of a 360-day year (the "Calculation
Basis") but is paid at the option of the Investor in one of the following options: (i) 12 equal monthly installments, (ii) annually, or (iii) upon maturity, regardless of the number of days in each month or year (the "Payment Basis"), with any difference between interest determined on the Calculation Basis and the Payment Basis paid in the final installment due under the Notes.  The first interest payment for those Investors who choose to be paid monthly shall be paid at the end of the first full month after such Investor's investment in this Offering.  Interest shall be due on the first day of the month or year in arrears or upon maturity, with a 30-day grace period prior to the Notes being in default. Accrued but unpaid interest will be compounded monthly at the rate of 12% per annum.  A Note Holder may accelerate his, her or its Note on the first day of the fifth, sixth, seventh, eighth and ninth years after issuance of such Note upon six months' written notice.  The Notes will be secured by the Receivables acquired with the proceeds of the Offering or funds obtained from the repayment of such Receivables or any after acquired Receivables.  The Notes are prepayable, in whole or in part, at any time without premium or penalty.

     The minimum purchase is $2,000; however, the Corporation reserves the right, in its sole discretion, to offer and sell less than the minimum to any Investor.  The price and amount of Notes offered by the Corporation have been established arbitrarily and bear no relationship to its asset value, book value, net worth or any other established criteria of value.  A NOTE HOLDER WILL NOT ACQUIRE AN EQUITY INTEREST IN THE
CORPORATION OR OBTAIN ANY BENEFITS WHICH MIGHT ACCRUE THROUGH
AN EQUITY INTEREST IN THE CORPORATION BY A PURCHASE OF NOTES.

     THESE ARE SPECULATIVE SECURITIES.  This Offering involves a high degree of risk and should not be made by investors who cannot afford the loss of their investment.  See
"RISK FACTORS" beginning on page 11.
                                        -------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

                    Price to       Commissions and               Proceeds to
                    Public (1)     Concessions (1)(2)(3)(4)      Corporation(5)

Per Note            $       1,000  $         85             $         915
Total Maximum            $15,000,000    $1,275,000               $13,725,000

(Footnotes on following page)

                                   The date of this Prospectus is  November 28, 1997

                                         STRATEGIC ASSETS INC.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE
SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(1)  The Notes are being offered on a "best-efforts" basis through Strategic Assets Inc.
(the "Dealer Manager"), and Selected Dealers (collectively referred to as the "Participating
Dealers") who are members of the National Association of Securities Dealers, Inc. (the
"NASD").  See "PLAN OF DISTRIBUTION."

(2)  The Corporation has agreed to indemnify the Dealer Manager and Selected Dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
See "PLAN OF DISTRIBUTION."

(3)  The Corporation will pay the Dealer Manager a selling commission of up to 7% of the offering price for all Notes sold, a due diligence and non-accountable expense allowance of
1%, which may be reallowed to Selected Dealers, and a Dealer Manager fee of .50%.  See
"PLAN OF DISTRIBUTION."

(4)  Before deducting other expenses of issuance and distribution payable by the Corporation in connection with this Offering. If the Maximum Offering is sold, the Corporation will pay from the proceeds of this Offering all of such expenses, currently estimated to be approximately $300,000.

(5)  American Equities Group, Inc. will receive a one-time payment of approximately 5% of the gross offering proceeds for preparing all of the necessary systems required in order to set up the operations of the Corporation. See "PLAN OF OPERATIONS - Operations and
Overhead Expenses."

    If the Corporation does not terminate the Offering earlier, which in the sole discretion of management it may, the Offering of Notes will continue until the Corporation raises an aggregate of $15,000,000, provided that the Offering period for all Notes of the
Corporation shall terminate on August 27, 1998 (24 months from the initial effective date of this Prospectus).

     The Notes are being offered subject to prior sale, withdrawal, cancellation or modification of the offer, including its structure, terms and conditions, without notice.  The
Corporation reserves the right, in its sole discretion, to reject, in whole or in part, any offer to purchase the Notes.  See "PLAN OF DISTRIBUTION."

     UNTIL THE TERMINATION OF THIS OFFERING, AND IN ANY EVENT 90 DAYS AFTER THE DATE OF THIS PROSPECTUS AND ANY SUPPLEMENTS, ALL PARTICIPATING DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES TO WHICH THIS PROSPECTUS RELATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF PARTICIPATING DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     Information contained herein is subject to completion or amendment.  A Registration
Statement relating to these securities has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.  This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  The Subscription
Agreement for the Notes must be executed, and the Notes may only be delivered in such states.  Resale or transfer of the Notes may be restricted under state law.  See "RISK
FACTORS - No Market; Limited Transferability of Notes" and "LACK OF LIQUIDITY OF
NOTES."

     No dealer, salesman or other person has been authorized in connection with this Offering to give any information or to make any representations other than those contained in this

Prospectus or in supplements to this Prospectus, or in literature issued by the Corporation.
No person associated with this Offering or the Corporation has been sponsored, recommended, or approved, nor has his abilities or qualifications in any respect been passed upon by any state or any agency or officer of any  state or by the United States or any agency or officer of the United States.  Neither the delivery of this Prospectus or any
Supplement hereto nor any sale hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Corporation since the date thereof; however, if any material change in the Corporation's affairs occurs at any time when this Prospectus is required to be delivered, this Prospectus will be amended or supplemented.

     Prospective Investors are encouraged to read the entire Prospectus, which contains a complete copy of the form of the Notes, Security Agreement and Indenture of Trust, and
each supplement or amendment thereto, if any.  Each prospective Investor is also encouraged to seek the advice of his or her attorney, tax consultant, business advisor and financial advisor with respect to the legal and business aspects of this investment prior to subscribing for the Notes issued by the Corporation.

                                    ADDITIONAL INFORMATION

     The Corporation became an SEC reporting company by virtue of the effectiveness of its
Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, and filed reports pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the
"Exchange Act") for the year ended December 31, 1996.  The Company terminated its filing requirements under the Exchange Act in 1997.  The Corporation has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities
Act of 1933 with respect to the securities offered hereby.  This Prospectus does not contain all of the information set forth in the Registration Statement, its amendments and exhibits.
For further information pertaining to the Notes offered hereby, and the Corporation, reference is made to the Registration Statement, including the exhibits, financial statements and schedules filed therewith or incorporated by reference as a part thereof.  Statements in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete.  Where such contract or other document is an exhibit to the
Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof.
The Registration Statement may be inspected and copied at the Commission's Washington,
D.C. office at 450 Fifth Street, N.W., Washington, D.C. 20439 and the Northeast Regional
Office and Midwest Regional Office at the following addresses: 7 World Trade Center, Suite
1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, IL 60661-2511, respectively.  The Registration Statement also may be inspected but not copied at the Commission's Atlanta, Georgia office.  Further, copies can be obtained at prescribed rates from the Washington, D.C. office.  Exchange Act reports may be inspected and copied at the Commission's Washington, D.C. office and Northeast and Midwest
Regional Offices and may be obtained at prescribed rates from the Commission's
Washington, D.C. office.

                                            REPORTS TO NOTE HOLDERS

     The Corporation intends to distribute to the Note Holders annual reports containing financial statements that have been examined and reported on by an independent certified public accountant.  The Corporation may furnish such other reports as the Board of Directors may deem necessary to inform the Note Holders of major developments concerning the
Corporation.  While the Corporation is no longer required to make required filings under the
Exchange Act, the Corporation will continue to distribute annual reports to Note Holders as well as any reports required under the Trust Indenture Act of 1939. See "DESCRIPTION OF
THE SECURITIES - Indenture of Trust."

                               SUITABILITY STANDARDS: WHO CAN INVEST?

     Notes will only be sold to a person who makes the required minimum purchase and represents in writing that he has either: (i) a minimum annual gross income of at least
$30,000 and a net worth of $30,000 (exclusive of home, home furnishings and automobiles);
or (ii) a net worth of $75,000 (exclusive of home, home furnishings and automobiles); or
(iii) that he is purchasing in a fiduciary capacity for a person who (or for an entity which)
meets such conditions.  In the case of sales to fiduciary accounts, the suitability standards must be satisfied by the beneficiary; however, where the fiduciary is the donor of funds used for investment in the Corporation, the fiduciary and not the beneficiary must meet the standards set forth above.  Certain states may impose higher suitability standards which an
Investor must satisfy.

     All Participating Dealers will make reasonable inquiry to assure that there is compliance with these suitability standards, and the Corporation will not accept subscriptions from any person who does not represent in the Subscription Agreement that he meets such standards.

     Arkansas Investors:  Arkansas Investors must have a $45,000 gross income and $45,000 net worth (exclusive of home, home furnishings and automobiles) or $150,000 net worth
(exclusive of home, home furnishings and automobiles).

     California Investors:  California Investors must have a liquid net worth (exclusive of home, home furnishings and automobiles) of $60,000 plus a minimum annual gross income of at least $60,000 or a liquid net worth of $225,000 (exclusive of home, home furnishings and automobiles).

     Missouri Investors:  Missouri Investors must have a net worth (exclusive of home, home furnishings and automobiles) of $60,000 plus a minimum annual gross income of at least
$60,000 or a net worth of $225,000 (exclusive of home, home furnishings and automobiles).

     North Carolina Investors:  North Carolina Investors must have a net worth (exclusive of home, home furnishings and automobiles) of $60,000 plus a minimum annual gross income of at least $60,000 or a net worth of $225,000 (exclusive of home, home furnishings and automobiles).

     Wisconsin Investors:  Wisconsin Investors must have a $45,000 gross income and
$45,000 net worth (exclusive of home, home furnishings and automobiles) or $150,000 net worth.

     No transfers will be permitted of less than the minimum permitted purchase, nor may an
Investor transfer, fractionalize or subdivide Notes so as to retain less than such minimum purchase.

     The reasons for establishing these standards include the relative lack of liquidity of Notes and certain risk factors associated with an investment in the Notes.  See "RISK FACTORS."

                                                TABLE OF CONTENTS


                                                                                                        Page

I.  PROSPECTUS

Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Reports to Note Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Suitability Standards:  Who Can Invest?. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Summary of the Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

Security Ownership of Certain Beneficial Owners and Management . . . . . . . . . . 33

Plan of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

Description of the Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

Tax Aspects. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . 44

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

Lack of Liquidity of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

Glossary of Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

Prior Performance Tables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1

II.  EXHIBITS

A. Secured Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

B. Security Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

C. Indenture of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

D. Subscription Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1

E. Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1

                                             SUMMARY OF THE OFFERING

     The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.

                                                  The Corporation

     The Corporation was formed under the laws of the State of Delaware in 1996, with its principal place of business at East 80 Route 4, Suite 202, Paramus, New Jersey 07652,
telephone (201) 368-5900.  The Corporation, as a special purpose corporation, is restricted by its certificate of incorporation to acquiring and/or financing accounts receivables and factoring such receivables through a management agreement with its parent, American
Equities Group, Inc. ("AEG").  The Corporation will not be allowed to borrow funds, except from AEG, which loans will be subordinated to the debt of the Note Holders, or engage in any business other than the financing of accounts receivable and financial services.  No funds of the Corporation will be deposited or commingled with funds of AEG or its
Affiliates.

     The Corporation, through AEG, engages in the business of factoring accounts receivable.
Factoring is one of the oldest and most innovative methods of financing, possibly the earliest recorded form of commercial banking, whereby a factor will purchase the Receivables of businesses at a discount from their face value thereby providing such businesses with immediate cash flow.  This financing tool allows a business to put its Receivables to work and allows companies to obtain working capital without taking on new debt or giving up equity.  The result is a streamlining of credit and collection efforts and an enhanced cash flow.  Small businesses are attracted to factoring due to the fact that many small businesses cannot qualify for traditional bank loans and factoring provides them with the immediate cash they need to operate and grow without having to rely on the typical repayment terms of 30,
60, 90 days or longer.  As businesses grow, factoring can serve a vital need of providing cash flow.  An increasing number of smaller to mid-size companies are turning to factoring as a cash management tool.  Large companies routinely factor their invoices to speed up cash flow and smaller businesses are beginning to take advantage of this financial option.

     The factoring process may be done on a recourse or non-recourse basis.  In a recourse transaction, the factor may charge back uncollected or problem accounts to the business owner; thus, the business owner assumes the credit risk.  In a non-recourse transaction, the factor will assume the credit risk associated with the account debtor's inability to pay the invoice.  In a non-recourse transaction, only certain accounts are charged back to the business owner.  The Corporation may acquire Receivables on either a recourse or non-recourse basis.

     In a typical factoring transaction, a business owner will receive an advance of 65-85%
against the face value of an invoice.  Once the invoice is paid, the business owner will receive the balance (or reserve) of the invoice amount less a discount for the factor's fee.
This fee is negotiated but usually ranges from 3-8% of the face amount of the Receivables.
The reserve provides the factor with available funds from which to draw its fees, and furnishes a buffer against defaults by Clients and/or Obligors.

     The Corporation believes that the market for the sale and acquisition of accounts receivable in the United States is extensive due to restrictive lending standards of banks.
Consequently, there are many businesses which require additional cash flow to operate their business.  AEG and the Corporation are confident that through their existing resources and marketing efforts they will generate significant suitable clients for accounts receivable financing.

     On behalf of the Corporation, AEG will purchase Receivables primarily of small to medium-sized corporations with sales between $500,000 and $25,000,000 annually.  AEG, the Corporation's parent and sole stockholder, purchases Receivables from client companies
(the "Clients") and assigns them without recourse (as to AEG) to the Corporation.  AEG, as manager for the Corporation, services and collects the Receivables.  The Corporation's day-to-day affairs are performed by employees of AEG, including, but not limited to, marketing for new business, evaluating the quality and credit of the Receivables and
Clients, determining which Receivables are to be purchased, effecting Receivables purchases, collecting upon the Receivables for the account of the Corporation, effecting the disbursement of funds  to Clients and preparing checks for the Corporation for interest and principal payments on the Notes and mailing such checks to Note Holders with statements of account.

     AEG typically concentrates its purchase of Receivables in the publishing, printing and general services industries and anticipates continuing such concentration with respect to
Receivables  purchased on behalf of the Corporation.  AEG believes that these are industries that can best utilize the comprehensive services of AEG, which include back office functions such as credit checks, billing, reporting and collections.  Based on other Receivable pools sponsored by AEG, the amount AEG has advanced on a typical pool of receivables is generally collected within 120 days.  While the rate of payment by Obligors may vary,
Receivables are typically paid by Obligors between 60 and 90 days.  On such basis AEG's funds would be utilized approximately 5 times per year with an average factoring fee charged of 3-8%, and would provide an annualized return of approximately 40%.  AEG's fees are charged on the total value of accounts receivable presented and advance rates vary.
There are no assurances that Receivables purchased by the Corporation will be collected in
60 to 90 days or that the Corporation will average returns equal to 40%.  See "BUSINESS"
and "MANAGEMENT - Prior Performance."  There is no pre-set limit  placed in advance on purchasing the Receivables from a client or those generated by any one Obligor, but AEG retains the right not to purchase a Receivable if it deems the amount of Receivables of any particular Obligor excessive for the account of a Client.

     The Corporation will typically charge 3% to 8% of the face amount of the Receivables as a fee and will initially advance 65% to 85% of the face amount of the Receivables, which are collateral for the payment of Receivables.  See "BUSINESS - Acquisition of
Receivables."  There is no assurance that  all fees and advances of all transactions will equal such amounts; and fees and advance rates may be increased or reduced depending upon competition, credit standards and the relative risk of the Receivables.

                                         The Notes and the Offering

     The Corporation is offering subscriptions for a maximum of up to $15,000,000 aggregate principal amount of the Corporation's 12% Promissory Notes (the "Notes") in denominations of $1,000 each, or any integral multiple thereof, with a minimum investment of $2,000;
however, the Corporation reserves the right, in its sole discretion, to offer and sell less than the minimum number of Notes to any investor.  Investor funds will be held in an interest bearing Escrow Account at Republic National Bank of New York, 1356 Broadway, New
York, NY (the "Escrow Agent") until suitable Receivables are identified for purchase or are invested in other short-term investments.  The Notes will bear simple interest at the rate of
12% per annum, payable interest only, as described below, with all principal and accrued interest, if any, due on September 30, 2006.  Interest is calculated on the basis of a 360-day year (the "Calculation Basis") but is paid in one of the following options: (i) 12 equal monthly installments, (ii) annually, or (iii) upon maturity, as chosen by the Investor upon subscription, regardless of the number of days ineach month (the "Payment Basis"), with any difference between interest determined on the Calculation Basis and the Payment Basis paid in the final installment due under the Notes.  Interest shall be due on the first day of the month or year in arrears, or upon maturity, with a 30-day grace period prior to the Notes being in default.  Accrued but unpaid interest will be compounded monthly at the rate of
12% per annum.  The Notes may be accelerated by the individual Note Holders on the first day of the fifth, sixth, seventh, eighth, and ninth years after issuance of the Notes upon six months' written notice.  The Notes will be secured by a group of Receivables acquired with the proceeds of the Offering or funds obtained from the repayment of such Receivables or any after acquired Receivables.  The Notes are prepayable in whole or in part at any time without premium or penalty.

     The price and amount of Notes offered by the Corporation have been established arbitrarily and bears no relationship to its asset value, book value, net worth or any other established criteria of value. A NOTE HOLDER WILL NOT ACQUIRE ANY EQUITY
INTEREST IN THE CORPORATION OR OBTAIN ANY BENEFITS WHICH MIGHT
ACCRUE THROUGH AN EQUITY INTEREST IN THE CORPORATION BY A
PURCHASE OF NOTES.

                                             Use of Proceeds

     The net proceeds of the Offering will be used to acquire accounts receivables and to pay the fee paid to the Dealer Manager and an overhead expense allowance paid to AEG.

                                               Risk Factors

     An investment in the Notes being offered pursuant to this Prospectus involves a high degree of risk and should not be made by Investors who cannot afford the loss of their entire investment.  Accordingly, it is urged that each potential Investor consult with personal legal, tax and financial advisors before making this investment.  Such risk factors include:

     .    Limited Operating History; Reliance on Experience of Management.  The
Corporation is a newly organized corporation and depends upon the management expertise of
AEG and its officers and directors.  The success of the Corporation will, to a large extent, depend upon the extent to which the Corporation and AEG are able to acquire and successfully collect Receivables to the extent of advances on such Receivables and on the quality of the services provided by AEG, its management and employees, particularly as it relates to evaluating the merits of proposed investments.  The loss of services of any one or more of AEG's key employees could have a materially adverse effect on the Corporation's operations and prospects.
     .    No Market; Limited Liquidity of the Notes.  There is no market for the Notes and one is not expected to develop.  Accordingly, Investors should purchase Notes only as a long-term investment as they may not be able to liquidate their investment quickly, if at all.
     .    Sources of Payments on the Notes.  Payments of interest and principal on the Notes will be derived primarily from cash flow generated by the Receivables.  If sufficient funds are not available from cash flow or other sources, the repayment of all or part of the interest or principal on the Notes may be delayed or never be made.

     .    No Rating of the Notes.  The Notes will not be rated by any rating agency.
Accordingly, Investors will not have any independent evaluation of the creditworthiness of the Corporation or its debt securities.
     .    Non-Self-Amortizing Loan.  The Notes do not provide for the amortization of principal prior to maturity.  The ability of the Corporation to repay at maturity or acceleration the outstanding principal amount of such loans is dependent upon the
Corporation's ability to collect the Receivables at a profit.  There can be no assurance that the Corporation will have sufficient cash available for repayment of the Notes upon their maturity or upon acceleration.
     .    Conflicts of Interest.  Officers and directors of the Corporation are officers and directors of AEG and other similar corporations which engage in the factoring of Receivables and may have conflicts of interest in allocating management time, services and functions between this Corporation and Affiliates of the Corporation.  Furthermore, there may be competition among the various Affiliates for certain Receivables.
     .    Uncertainty of Tax Treatment.  The Corporation is thinly capitalized and therefore the debt evidenced by the Notes could be deemed a capital contribution.  Such a determination could have a materially adverse effect on the profitability of the Corporation and its ability to make interest and principal payments to investors when due.

                                              Tax Aspects

     It is intended that interest payments under the Notes will be treated as ordinary income.
Income or loss on the disposition of the Notes will be treated as a capital gain or loss.

                                   Selected Financial Information

                                             June 30, 1997

                                  Assets                       $6,219,092
                                Liabilities                     $6,194,522
                            Stockholders Equity             $   24,570

     The Corporation has not paid any cash dividends on its common shares.

                                       Plan of Distribution

     The Notes are being offered by Strategic Assets Inc. and other Selected Dealers on a "best-efforts" basis as to the Maximum ($15,000,000).

                                              RISK FACTORS


     A purchase of the Notes issued by the Corporation involves various risk factors, including, but not limited to, those set forth below.  Prospective Investors should consider these risk factors before making a decision to purchase the Notes.

     1.   No Market; Limited Transferability of Notes.

     No public or other market for the Notes exists and there can be no assurance that one may develop in the future.  Because the Notes are subject to certain restrictions on their transfer and because there is a lack of a market for the Notes, investors should purchase the
Notes only as a long-term investment, as they may not be able to liquidate their investment in the Notes in the event of an emergency or for any other reason.

     2.   Limited Sources of Payment on the Notes; No Sinking Fund.

     The sole sources of payment of interest on the Notes will be cash flow generated by the
Receivables that are security for the Notes, capital contributions or loans of the sole shareholder or its Affiliates, or borrowings obtained from AEG.  The sole sources of repayment of principal and accrued interest on the Notes at the end of their term or upon acceleration by Note Holders will be a refinancing of the Notes, a sale of the Receivables which are pledged as security for the Notes, proceeds from the repayment of the Receivables not used to acquire additional Receivables, or loans or capital contributions from the sole shareholder or its Affiliates.  There is no present intention or potential for a loan or capital contribution between the corporation and its shareholder or Affiliates.  In addition, the
Corporation reserves the right to sell additional notes or equity interests in a public offering or an offering exempt from registration under federal and state securities laws to provide additional financing for the Corporation.  If sufficient funds are not available from any of such sources, the repayment of all or part of the interest or principal on the Notes may be delayed or never by made.  See Exhibit A - Secured Note, Exhibit B - Security Agreement,
and Exhibit C - Indenture of Trust."

     In addition, as Investors may choose the frequency of their interest payments, Note
Holders who choose to receive interest payments annually or upon maturity face greater risks of  non-payment of interest than Note Holders who receive monthly interest payments because the ability of the Corporation to pay interest annually or at maturity is dependent upon the Corporation's cash flow at such time and its ability to collect the Receivables at a profit.  The Corporation intends to make monthly interest payments to Notes Holders even if it appears likely that payments to be made annually or upon maturity may not be able to be made.  Accordingly, such monthly interest payments may deprive the Corporation of its ability to make other scheduled payments of interest when due.  Similarly, if any investor accelerates any Note in accordance with its terms, the payment of the principal amount of such Note and all interest accrued thereon may deprive the Corporation of its ability make other scheduled payments of interest and payments of principal subsequently accelerated or paid upon maturity.

     There is no sinking fund for payment of principal or interest on the Notes.

     3.   Notes Secured by the Receivables.

     The Note Holders will be granted a security interest in the Receivables and the proceeds of the Receivables, which will be perfected by the filing of UCC-1 Financing Statements.  If the security interest is not perfected for whatever reason, the Note Holders would be treated as unsecured creditors and their ability to collect or sell the Receivables and use the proceeds to repay the Notes would be adversely affected.  As a result, the Investors could suffer a partial or total loss of principal and unpaid interest on the Notes.

     4.   Effect of a Default on Receivables.

     In the event there is a default on Receivables, the Corporation will first offset the defaulted amount against the deferred portion of the purchase price of all Receivables acquired from the Client.  If this amount is inadequate, the Corporation, through AEG, will pursue the Obligor on the Receivables and any other collateral.  There is no assurance that the market value of the Receivables or other collateral securing the Notes will at any time be equal to or greater than the aggregate principal amount of the Notes then outstanding, plus accrued interest thereon.  Therefore, upon an Event of Default with respect to such Notes, the proceeds of any sale of such Receivables and the other collateral may be insufficient to pay in full the principal of and interest on such Notes.  In the event of fraud or misappropriation of funds, pursuant to the trust provisions of the Purchase Contract, the
Corporation will have the right to pursue certain principals of the Client.  Despite the
Corporation's and AEG's best efforts, certain Receivables may prove to be uncollectible.

     5.   No Rating of the Notes.

     The Notes will not be rated by any rating agency.  The Corporation has not pursued, nor does it intend to pursue, rating of the Notes from any of the rating agencies.  Accordingly,
Investors will not have any independent evaluation of the creditworthiness of the
Corporation or its debt securities.

     6.   Non-Self-Amortizing Loan.

     The Notes do not provide for the amortization of any of the principal amount prior to maturity.  Such Notes involve greater risks than loans in which the principal amount is amortized over the term of the loan because the ability of the Corporation to repay at maturity the outstanding principal amount of such loans is dependent upon the Corporation's ability to collect the Receivables at a profit.

     7.   Limitations on Enforceability.

     The enforceability of the Notes is subject to the effect of any applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance or transfer, moratorium or similar law affecting the rights or remedies of creditors or secured creditors generally and the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity, at law or both), upon the enforceability of any of the remedies, covenants or other provisions of the Note or the Security Agreement. There is no assurance that any of such laws will operate to impair the enforceability of the Notes.

     8.   Prepayment of Notes.

     The Corporation may prepay the Notes, in whole or in part, at any time without penalty.
In the event of such repayment of the Notes, Investors may not receive the cumulative return that they may have originally expected.

     9.   Loss on Notes.

     If a Note Holder suffers a loss on his Notes, it may be treated as a capital loss rather than an ordinary loss, which may affect the manner in which such loss may be utilized for tax purposes.

     10.  No Interest in the Corporation; No Voting Rights.

     A NOTE HOLDER WILL NOT ACQUIRE AN EQUITY INTEREST IN THE
CORPORATION OR OBTAIN ANY BENEFITS WHICH MIGHT ACCRUE THROUGH
AN EQUITY INTEREST IN THE CORPORATION BY A PURCHASE OF NOTES.  Note
Holders have no voting rights and no right or power to take part in the management of the
Corporation or AEG.  Accordingly, no person should purchase any of the Notes offered hereby unless he is willing to entrust all aspects of the management and control of the
business of the Corporation to AEG, its officers, directors and employees.   See
"MANAGEMENT."

     11.  Competition for Acquisition of Receivables.

     In connection with the acquisition of Receivables, the Corporation may encounter significant competition from persons or entities which may have objectives similar, in whole or in part, to those of the Corporation.  Many of such competitors may be substantially better financed and have reputations and public awareness of their operations which are more widely known and accepted.  Such competition may require that the Corporation pay more for Receivables it acquires or to acquire Receivables of lesser quality, which could reduce or eliminate payments to Note Holders.

     12.  Regulation.

     There are no state laws affecting lending and factoring of accounts receivable which would adversely affect the business of the Corporation.  The Corporation and AEG will obtain licenses wherever necessary prior to engaging in business in order to factor receivables.  In the event that the Corporation is required to obtain a license to factor accounts receivable in any state, there is no assurance that the Corporation will be able to acquire such a license.  Such a license requirement would also limit the number of
Receivables that the Corporation could acquire.

     13.  General Risks.

     a.   Lack of Diversity of Receivables

     The Corporation will be funded with the proceeds from the sale of the Notes.  In the event the Corporation sells less than the $15,000,000 of Notes offered hereunder, the
Corporation may only be able to acquire a limited number and less diversified portfolio of
Receivables as collateral, and Note Holders may have an increased risk of loss.

     b.   Investment of Proceeds

     The success of the Corporation, in large part, depends on its ability to keep its assets continuously invested in Receivables.  The Corporation intends to have between 50% and
90% of its assets invested in Receivables at any given time.  The Corporation may be unable to keep the minimum anticipated percentage of its assets so invested, which may result in lower rates of return from the investment of its assets which could adversely effect the
Corporation's ability to pay interest and principal when due.

     c.   Reliance on and Experience of Management; Broad Discretion of Management

     The Corporation's day-to-day affairs, including, but not limited to, evaluating the
Receivables, determining which Receivables are to be purchased, effecting Receivable purchases, collecting and turning over to the Corporation for direct deposit into the
Corporation's bank account the payments on the Receivable and pursuing remedies for defaulted Receivables and making payments due on the Notes to Note Holders from funds provided by the Corporation, are administered entirely through, and decisions with respect thereto will be made exclusively by, AEG.  See "BUSINESS - American Equities Group,
Inc., as Manager."  The Corporation's actions are limited to receiving the proceeds of this
Offering, releasing such proceeds for investment in Receivables at the direction of AEG, depositing Receivable payments processed by AEG, releasing funds for payments to Note
Holders by AEG and for payments due AEG under a Management Agreement and executing those contracts, commitments and agreements to which the Corporation is a party not executed on its behalf by AEG, as Manager.  See "BUSINESS - American Equities Group,
Inc., as Manager."  The officers and directors of the Corporation are also officers and directors of Affiliates, including AEG.  The success of the Corporation will, to a large extent, depend on the quality of the services provided by AEG, its management and employees, particularly as it relates to evaluating the merits of proposed investments. The loss of services of any one or more of Messrs. Goldstick or Goldberg could have a materially adverse effect on the Corporation's operations and prospects.  AEG holds a
$2,000,000 key-man life insurance policy on Mr. Goldberg.  Each of Messrs. Goldberg and
Goldstick has a five-year employment agreement with AEG which expires in August 2002.
Such employment agreements may be renewed for an indefinite number of one-year periods.


     d.   Competition by the Corporation with Affiliated Corporations for Management
Services; Conflicts of Interest

     The officers and directors of the Corporation are also officers and directors of the
Affiliated Corporations and are expected to become officers and directors of similar corporations which  may be formed in the future.  Management of the Corporation and management and employees of AEG will devote only so much of their time to the business of the Corporation as in their judgment is reasonably required.  Management of the Corporation and management and employees of AEG may have conflicts of interest in allocating management time, services and functions between this Corporation, the Affiliates and any future entities which they may organize, as well as other business ventures in which they are
involved.   Furthermore, there may be competition among the various entities for certain receivables.  AEG has attempted to minimize these problems by rotating the purchase of receivables based upon availability of funds.  See "BUSINESS - Acquisition of
Receivables."  Management of the corporation and management of AEG believe that they have sufficient staff personnel to be fully capable of discharging their responsibilities to all entities they have organized.  See "MANAGEMENT - Conflicts of Interest."

     All overhead costs, including those of employees available to work on the business of the
Corporation will be borne by AEG, with the exception of costs of legal, accounting, filing fees and taxes. See "PLAN OF OPERATIONS - Operations and Overhead Expenses."

     The Corporation and AEG are represented by the same legal counsel in connection with the issuance of the Notes.  Separate counsel may be retained by the Trustee in connection with any dispute under the Indenture of Trust.  Accordingly, it is possible that counsel may not have drafted the documents in the most favorable manner to the Note Holders and may not have included legal protection for the Note Holders which would have been obtained if the Note Holders or the Corporation had retained independent counsel.  However, should a future dispute arise between the Corporation and AEG, AEG will cause the Corporation to retain separate counsel for such matters.

     e.   Unidentified Investments

     The uncertainty and risk of an investment in the Notes is increased to the extent that
Investors are unable to evaluate for themselves the economic merit of the Receivables.
Although the Corporation is constantly seeking suitable Receivables, no agreement or understanding has been reached for any specific Receivables.  Investors must depend solely upon the ability of AEG's management with respect to the selection of Receivables.  See
"MANAGEMENT" for a description of the experience of the management of AEG and its
Affiliates.  There can be no assurance that the Corporation will be successful in using all of the proceeds of the Offering to acquire Receivables.  The inability of the Corporation to find suitable Receivables to acquire with the proceeds of this Offering may result in delays in investment of such proceeds and in the receipt by Investors of a return, if any, from such investments.

     f.   Investment Company Act of 1940

     Due to the nature of the Corporation's business, the Corporation is not an "Investment
Company" as defined under the Investment Company Act of 1940 and therefore is not subject to regulation under the Investment Company Act of 1940.  AEG's officers and employees will monitor the purchase of Receivables and the investment of those portions of proceeds of this Offering not immediately used, or from time to time not used, in the purchase of Receivables so that the Corporation does not come within the definition of an investment company under such Act.  As a result, the Corporation may have to forego certain investments which would produce a more favorable return to the Corporation.  See
"BUSINESS - Monitor of Corporation Investments."  In the unlikely event that the
Corporation were required to register as an investment company, such registration and compliance under such Act would have an adverse effect on the current operations of the
Corporation.

     14.  Securities Law Liabilities.

     Management of the Corporation and its Affiliates have in the past and may in the future organize offerings of similar investment programs.  Such programs were not and may not be registered or qualified  under federal or state securities laws.  There is no assurance that
AEG's management and its Affiliates may not incur liabilities in the future or as a result of such activities, in which event they may not be able to carry out the management functions assumed with respect to the Corporation, and the capital of the Corporation might also be adversely affected.  There are no existing claims pending under any federal or state securities laws that could have a materially adverse affect on the business of the Corporation.

     15.  Limited Diversification of Business.

     The Corporation's business will not be diversified in that it will own only Receivables.
In the event of an economic recession in areas in which the makers of the Receivables are located, the Corporation's ability to realize income from its operations may be adversely affected, which may affect the Corporation's ability to make distributions to Note Holders.
The Corporation does not anticipate limiting its acquisition of Receivables to specific geographical areas of the United States.

     16.  Limited Operating History.

     The Corporation has had limited operations as of the date of this Prospectus.  The success of the Corporation and its ability to make payments to the Note Holders is dependent upon the extent to which AEG, on behalf of the Corporation, is able to acquire and successfully collect Receivables.  However, other Affiliates engaging in the same type of business have not experienced any significant delays in the making of interest payments to the Investors of such investment vehicles.  This is due to the fact that the Corporation collects its fee up front upon the initial advance of funds, and therefore  immediately has funds available for the payment of interest.  There is no assurance that the Corporation will be able to acquire and to collect on all or a majority of the Receivables or provide sufficient proceeds to make payments to Note Holders.

     17.  Determination of Offering Price of Notes.

     The price and amount of Notes offered by the Corporation has been established arbitrarily and bears no relationship to its asset value, book value, net worth or any other established criteria of value or to the earning potential of the Corporation or the Notes.

     18.  Competition by the Corporation with Other Affiliated Corporations.

     Management of AEG may engage of its own account, or for the account of others, including other public or private entities, in other business ventures, and neither the
Corporation nor the Note Holders shall be entitled to any interest therein.  Management has in the past and may form in the future other entities, some of which may have the same investment objectives as the Corporation.

     19.  Increase in Trustee Reimbursement Upon the Occurrence of an Event of Default.

     The Indenture of Trust provides that, in addition to the fee of $4,000 per year to be paid to the Trustee, upon the occurrence of an Event of Default as defined in the Indenture of
Trust or the Security Agreement, the Trustee will receive an additional fee of $200 per hour
for time incurred in  rendering his duties as Trustee.   If such an Event of Default occurs,
there is no assurance that the Trustee will not be required to expend a significant amount of time in exercising his duties as Trustee, and the resulting compensation paid to the Trustee will reduce funds available to satisfy the Notes.

     20.  Officers and Directors Maintain Control of the Corporation.

     Following completion of this Offering, the current officers and directors of the
Corporation will indirectly own in the aggregate 100% of the Corporation's outstanding
Common Stock.  As a result, the current officers and directors of the Corporation are in a position to have complete control over the outcome of all matters on which stockholders are entitled to vote, including the election of directors.  See "PRINCIPAL STOCKHOLDERS."

     21.  Uncertainty of Tax Treatment of the Notes.

     As of June 30, 1997, the Corporation had stockholders' equity of $24,570.  The Internal
Revenue Service has taken the position in the past that debt of a thinly capitalized corporation may be considered as a capital contribution not giving rise to a deduction for interest expense by the debtor.  See "TAX ASPECTS - Thinly Capitalized Corporation."
Such a determination could have a materially adverse effect on the profitability of the
Corporation and would result in less funds being available for the payment of distributions to
Note Holders.  In the event the Notes were deemed by the IRS to be capital contributions, distributions of interest payments to Investors may be deemed to be taxable dividends for income tax purposes and the repayment of principal may be deemed to be a non-taxable return of capital in the absence of earnings and profits.  If the Corporation has earnings and profits, the repayment of principal would be taxed as a dividend to the extent of such earnings and profits.  The extent and amount of earnings and profits the Corporation would have is not determinable at this time.

     22.  Absence of Outside Directors.

     The directors of the Corporation are each officers of the Corporation and of AEG.
Accordingly, the Corporation has no outside directors and does not anticipate obtaining the services of any outside directors in the near future.  Such inside directors may not have the level of independent judgment that could be expected of an outside director and such directors could have conflicts of interest in connection with their relationship with the
Corporation, AEG and/or the Dealer Manager.  See "MANAGEMENT - Conflicts of
Interest."










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
                                                        17

                                          USE OF PROCEEDS

     The net proceeds which the Corporation will receive from the sale of the Notes offered hereby, after deduction of sales commissions and all expenses of the Offering, will be approximately $13,425,000 if the Maximum number of Notes are sold.  The Corporation intends to utilize the net proceeds of the Offering as follows:

                                                       $15,000,000
                                                         Maximum           %

     Acquisition of
      Receivables                                   $12,675,000           94.4

     Overhead Allowance(1)                         $750,000            5.6
                                                       $13,425,000          100.0%

(1)  AEG will receive this fee for all operating and overhead costs and expenses including personnel, providing accounting systems, computer systems and collection.  See "BUSINESS
- Operations and Overhead Expenses."

                                               CAPITALIZATION

     The following table sets forth the capitalization of the Corporation at June 30, 1997, and as adjusted to give effect to the issuance of the maximum amounts of Notes offered hereby.
This table should be read in conjunction with the Corporation's financial statements and the notes thereto included elsewhere in this Prospectus.

                                                        June 30, 1997
                                                                                 As adjusted to
                                                                              reflect Maximum
                                                    Actual                        Offering

Long-Term Debt                                   $5,182,000                    $15,000,000

Common Stock, $1.00 par value;
authorized 1,000 shares; 1,000
shares issued and outstanding                        $1,000                        $1,000
Additional Paid in Capital                          $39,000                       $39,000
Accumulated profit and loss                        $(15,430)                     $(15,430)
  Total Stockholder's equity                        $24,570                       $24,570

  Total Capitalization                           $5,206,570                    $15,024,570

                                                      BUSINESS

General

     American Equities Income Fund, Inc. (the "Company" or "Corporation") was formed on
March 11, 1996 to be a special purpose corporation in financial services and to acquire and factor receivables.  The Corporation is a wholly-owned subsidiary of American Equities
Group, Inc. ("AEG"), which was formed on June 17, 1992 to act as a general partner of partnerships and acquire and factor receivables, lend funds to businesses, engage in leasing transactions and act as a financial intermediary and manager for its special purpose subsidiaries.  AEG is general partner of one partnership and the parent corporation of six special purpose corporations and may sponsor other partnerships or special purpose corporations  in the future.  AEG also has entered into management agreements with its six special purpose subsidiaries to provide services similar to the services it provides to the
Corporation.

     The Corporation, through AEG, as Manager, engages in the business of factoring accounts receivable (the "Receivables").  Factoring is one of the oldest and most innovative methods of financing, possibly the earliest recorded form of commercial banking, whereby a factor will purchase the Receivables of businesses at a discount from their face value thereby providing such businesses with immediate cash flow.  This financing tool allows a business to put its Receivables to work and allows companies to obtain working capital without taking on new debt or giving up equity.  The result is a streamlining of credit and collection efforts and an enhanced cash flow.  Small businesses are attracted to factoring due to the fact that many small businesses cannot qualify for traditional bank loans and factoring provides them with the immediate cash they need to operate and grow without having to rely on the typical repayment terms of 30, 60, 90 days or longer.  As businesses grow, factoring can serve a vital need of providing cash flow.  An increasing number of smaller to mid-size companies are turning to factoring as a cash management tool.  Large companies routinely factor their invoices to speed up cash flow and smaller businesses are beginning to take advantage of this financial option.

     The Corporation believes that there is a great demand for financing through the factoring of receivables in the United States due to the increased regulation of banks and the tightening of lending criteria, which the Corporation and AEG expect will continue for the next several years.  Accordingly, the Corporation believes that many small and medium-sized companies are precluded from borrowing from traditional banks and financial institutions due to their net worth, size, industry type or years in business, even though their receivables may be of high quality.  For example, a small manufacturing corporation may sell its products to a
Fortune 500 corporation which would pay the seller on 30 or 60 day terms.  This receivable may be desirable from a credit standpoint regardless of the financial condition of the firm that generated it.  AEG's target market is companies requiring cash flow for expansion purposes that do not have the ability to borrow from banks due to size or the number of years in business.

Industry Overview

     The factoring business has become highly fragmented over the past decade largely due to the economic expansion of the mid-1980's and the subsequent commercial credit crunch a few years later.  It is estimated that the amount of accounts receivable factored in the United
States exceeds $62 billion annually.  Most of this volume (approximately $50 billion in 1993)
reflects the activity of the 13 largest factoring companies.  60% of the factoring companies in the United States today account for approximately 3% of the total factoring volume.  These companies typically factor less than $50 million annually.

     During the past fifteen years factoring has become more readily available to small and medium-sized businesses than traditional bank lending.  To obtain bank financing today, companies  generally need to (i) produce audited financial statements demonstrating profitable operations, (ii) possess a strong collateral basis including equipment, real estate and other hard assets, and (iii) maintain a debt/equity ratio of 2:1 or better, depending on the industry.

     Many growing enterprises fail to meet bank criteria.  By contrast, a commercial business becomes a reasonable factoring prospect so long as it can demonstrate (i) that it has an unencumbered portfolio of Receivables payable by credit worthy obligors, (ii) that it has the margins necessary to absorb the factoring fees, and (iii) that factoring will, in fact, improve the company's cash position and enable it to accommodate increased sales.

     In addition to providing funds for growth and expansion, factoring also provides a practical transition tool for restructuring long-term financial arrangements, such as unfavorable or overly restrictive bank relationships.  Furthermore, numerous young businesses rely on factoring to help them reach the point where they become viable candidates for less expensive bank financing or equity financing.

American Equities Group, Inc., as Manager

     Management of the Company's day-to-day affairs is provided by AEG, pursuant to a management agreement by and between the Corporation and AEG (the "Management
Agreement").  AEG is a rapidly growing, national, accounts receivable financing organization.  Since 1992, AEG and its Affiliates have provided more than $40 million of financing to businesses through a highly diversified and qualified portfolio of Receivables.

     The Corporation seeks to purchase Receivables primarily of small to medium-sized companies with sales between $500,000 and $25,000,000 annually.  Pursuant to the
Management Agreement, AEG, as Manager, purchases the Receivables from clients and assigns them to the Corporation.  AEG, as Manager for the Corporation, also services and collects the Receivables.  The Corporation's day-to-day affairs, including but not limited to, marketing its accounts receivables program to new business, evaluating the quality and credit of the Receivables and clients and their obligors, determining which Receivables are to be purchased, effecting Receivables purchases, collecting upon the Receivables for the account of the Corporation, effecting the disbursement of funds to clients and preparing checks for the Corporation for interest and principal payments on the Notes and mailing such checks to Note Holders with statements of account, are performed by employees of AEG.
Typically, Receivables are purchased only after investigation of the creditworthiness of the company selling the receivable and the company that is obligated on the Receivable, combined with the subjective assessment by AEG's personnel.  In making such investigation,
AEG, as Manager for the Corporation, considers many factors such as the type of business that generated the Receivable and the risk of loss based upon potential non-performance.
AEG primarily acquires verifiable Receivables where all events have occurred necessary for the Receivable to become an obligation of a company not subject to rejection of goods or other circumstances.  See "Acquisition of Receivables" below.

     The Receivables acquired by each of AEG's affiliates (each an "Affiliate") are kept separate from one another to offer additional security.  Although each Affiliate has the ability to participate in the overall clientele of AEG, all funds are segregated.  This is accomplished by the establishment of separate bank accounts.  AEG's accounting staff then identifies and separately maintains the specific Investor funds that purchased a particular Receivable.
Therefore, as Receivables are collected, monies should be deposited directly into the
Affiliate's account which acquired those Receivables.  AEG assigns the Receivables to each participating fund via a formal assignment and such Receivables are secured by the filing of
UCC-1 Financing Statements in appropriate jurisdictions.

     AEG seeks a hands-on approach to management.  Separate management departments have been established by AEG to provide what AEG believes to be the most efficient service possible to the Corporation's clients.  AEG believes that in the past an effective level of customer service has been achieved while maintaining the checks and balances necessary in operating each client.  Each department is headed by a manager who reports directly to the
President and CEO.  Weekly manager meetings are held in order to keep the entire management staff focused, organized and prioritized.  In addition, the Corporation's computer systems are password-protected at several levels and redundant systems have been set up for maximum assurance of security and for the highest level of quality control.

     The Corporation and AEG will share the fees charged, 50% to the Corporation and 50%
to AEG.  AEG will pay all overhead, expenses, and salaries from its portion of the fees as relates to  the ongoing businesses, except for legal, accounting, filing fees, taxes and other administrative expenses related to the Corporation.  See "PLAN OF OPERATIONS."  AEG will defer its fee if funds are insufficient to pay interest and/or principal as it comes due.
The portion of the Corporation's net revenue not paid to the Note Holders, if any, is generally retained by the Corporation and utilized to acquire additional Receivables.
Dividends to the parent corporation, AEG, may only be paid to the extent of such retained amounts; provided, that after the payment of any dividends the Corporation's basis in its
Receivables plus cash on hand (less any liabilities) exceeds the face amount of all Notes outstanding.

Marketing

     AEG markets its accounts receivable program through direct mail campaigns, industry publications and newspaper advertisements as well as referrals from existing clients, accountants, attorneys and other professionals.  AEG and/or the Corporation may in some cases pay a portion of their fees to third parties as finder's fees for locating receivables for purchase.  This is a common practice in the industry as a method of securing business.  AEG will acquire Receivables related to most industries; however, AEG has developed a niche market in acquiring Receivables from periodicals.  Such Receivables are typically those of national advertisers with substantial creditworthiness.  AEG has many industry contacts and relationships which refer business to AEG.

Acquisition of Receivables

     While AEG will provide financing to companies engaged in most industries, it typically concentrates its purchase of Receivables in publishing, printing, manufacturing and general services industries (e.g. firms which have no tangible products but conduct such services as telemarketing and market research).  AEG believes that these are industries that can best utilize the comprehensive services of AEG which include back office functions such as credit checks, billing, reporting and collections.  See "RISK FACTORS - General risks;
Unidentified Investments." AEG, as Manager, has established certain criteria for determining if a potential client's Receivables meet AEG's investment goals.  These criteria consists of many qualitative and quantitative factors that AEG will consider and review in each case.
See "Qualitative Factors" and "Quantitative Factors" below.  These factors have been designed based on professional practices and the current and overall returns historically sought by AEG in structuring and purchasing Receivables similar to those to be purchased and assigned to the Corporation. AEG may from time to time re-evaluate and modify such criteria.

     Typically, AEG will review the financial viability of the entity desiring to finance
Receivables or borrow funds based upon its receivables.  AEG will utilize TRW, Dun &
Bradstreet or other services to determine whether or not the client is in a position to factor its receivables and to assess the creditworthiness of client's account debtors.  In addition to the standard underwriting practice, UCC searches will be conducted to determine whether or not the client had previously encumbered its receivables, as well as to determine if any tax liens or judgments are outstanding against the client.  AEG reviews a prospective client's aged receivables report, operating reports and history of the firm and confers with the prospective client's major customers to determine quality of the prospective client's Receivables and to establish collection procedures.  AEG has established credit systems to ensure that acquired
Receivables are valid obligations, which are not in dispute.  Such systems include a sign off and confirmation forms of goods delivered and/or services rendered, shipping verification and order checking.  In some instances, AEG pays vendors, such as printers in the magazine industry, directly to ensure that the funds are properly utilized and the product is completed and ready to be shipped or sold on time.  By providing the vendor with the cash payment directly rather than the client, the vendor receives a greater degree of comfort.  When dealing with clients in the publishing industry, AEG will often purchase a client's entire magazine issue.  In this way AEG is able to ensure the distribution of such issue, which in turn ensures payment on such Receivables.

     Qualitative Factors

     The major qualitative factors included in the Corporation's guidelines for acquiring
Receivables are the client's account debtor's prior payment performance, the current financial position of the client and the account debtor, the client's current market position, the client's management and the general fit of the Receivables with the Corporations's target profile.

          Payment Performance of Obligors.  One of the most important criteria used by AEG in determining the desirability of the client's Receivables is the prior payment history of such client's account debtors.  In the case of a new account debtor with which AEG is not acquainted, AEG requires aged receivables reports of Receivables in order to determine past payment record of the account debtor.  If only limited information is available regarding the aging of an account debtor's payment record, the Corporation may still decide to purchase the Receivables but this fact may affect the final advance rate which AEG feels appropriate based on the risk involved.


          Current Financial Position.  Historic and current operating performance of clients are important when considering the acquisition of Receivables.  The Corporation analyzes the profitability of the client by reviewing its profit and loss statements, tax returns, supplier contracts, receivables aging and other necessary documentation along with in-depth personal interviews with the principals of the company.  One of the most important aspects of this review is the ability of the client to properly produce and/or deliver the product or service represented by the Receivable.  In addition, the client should be able to demonstrate that it enjoys sufficient profit margins to absorb the factoring fees, that factoring will enable it to expand sales or reduce expenses and that factoring will enhance its overall financial position.
In purchasing Receivables, the Corporation anticipates that in most cases clients will have positive cash flow from operations and will be profitable or nearly profitable.

          Current Market Position.  Market opportunity for a client is also an important factor in the acquisition of Receivables.  A potential client should exhibit a substantial opportunity for growth in its revenues through (1) favorable growth characteristics of the markets it serves, (2) expanding into new markets, or (3) growing its revenues through capturing greater
market share within a particular market.  A client must be able to demonstrate that it can produce and deliver its products or services that it sells in a timely fashion.

          Management.  The client's management team is another crucial factor impacting the decision to acquire Receivables.  The Corporation will seek potential clients having management teams with integrity that possess the experience and skill required to accomplish the client's near term objectives.  The management team's commitment to a client is also critical to success.  The Corporation will expect that a client's management will own or have the right to acquire a significant ownership position in the client or have another benefits package that rewards management based upon performance.  The Corporation also looks to see if management of a potential client has committed substantial personal financial resources to the client.

          General Fit with Corporation's Target Profile.  AEG's general target profile is a business that desires to finance its Receivables to generate cash flow in order to grow and/or expand its business.  The prospective client must demonstrate the ability to utilize the proceeds of factoring Receivables to the benefit of such growth or expansion.  Current cash flow should be positive or the prospect must demonstrate that with the enhancement of account receivable financing the client's cash flow will be positive.  AEG typically seeks to acquire Receivables from companies with sales volume of between $500,000 and
$25,000,000.  Generally, AEG would consider financing a business if the management of
AEG believes that the services it would provide a client would enhance the growth of that client; the client demonstrates that it could deliver qualified Receivables and provide its goods and services to its clientele as  per its agreements and its management team appears to be sound.

     If at any time after AEG enters into a Purchase Contract with a client, that client experiences adverse financial difficulties, then AEG has the right to terminate its agreement and not continue financing the Receivables of that client.  Additionally, if a client has breached any of its obligations to AEG including, but not limited to, providing AEG with a valid Receivable for services rendered or goods delivered, AEG has the right to terminate the agreement.  Furthermore, AEG in its discretion has the right to acquire without advancing funds any invoice presented which might be questionable or lack creditworthiness.

     Another factor that AEG considers when evaluating a potential client is whether the client can show that it can successfully address such problems as outstanding trade debt within a reasonably short period of time.  AEG also looks at a client's long-term debt obligations.  Such debt will not  necessarily preclude a factoring relationship so long as AEG can effectively negotiate its priority security  position with other creditors.

     Quantitative Factors

          The quantitative factors included in the Corporation's criteria are (1) Receivable concentration limits, (2) restrictions regarding purchasing receivables from companies involving Affiliates, and (3) the prior payment performance of a client's account debtors.

          Receivables Concentration.  AEG generally directs its purchasing efforts toward small and medium-sized companies that have Receivables with good payment histories.
Generally, AEG attempts to purchase between $50,000 and $500,000 of Receivables from any particular client in any given month, but AEG is not limited in the amount of
Receivables it can purchase from any one client.  AEG has the right not to acquire or advance funds on any Receivables it deems a concentration risk.  Typically, if a client's account debtor represents more than 15% of the total outstanding Receivables of a client's portfolio, additional Receivables of such account debtor will be scrutinized prior to acquisition to avoid concentration problems.  The Corporation will not acquire Receivables if such Receivables, when added to Receivables previously acquired and not collected upon from any one account debtor, or group of related account debtors, would equal or exceed
10% of the Corporation's Receivables.  The Corporation will concentrate in the purchasing of Receivables from companies in particular industries such as the publishing, printing or general service industries.

          Purchase of Receivables from Affiliates.  AEG will not purchase Receivables from any Affiliate.

          Past Performance of Account Debtors.  AEG will require aging reports of
Receivables in order to determine past payment record of the account debtor.  AEG reserves the right not to acquire any Receivable it deems unacceptable.  This would include any account over 90 days past due or an account showing a recurring history of late payments or multiple disputes.

                                              *         *         *

     Assuming the client meets AEG's and the Corporation's standards, the Corporation will provide financing either by acquiring, factoring or lending against the Receivables.  The
Corporation will enter into a purchase or factoring agreement (a "Purchase Contract") with the client which will typically provide that all of the client's receivables would be pledged or sold to the Corporation for a cash advance payment of 65% to 85% of their face amount with the balance (the "Deferred Portion") being due to the client upon collection.  Such advance rate, as well as the fee to be charged, are negotiated and determined based upon the relative risk of the Receivables.  For instance, for Receivables purchased from a client whose account debtors have a history of slow payment or multiple disputes, AEG may provide for an advance rate of only 50-60% of the face amount of the Receivables in order to ensure that it collects its fee.

     Each Purchase Contract provides terms and conditions of the purchase including charge backs, representations, term and a penalty charge for early termination.  Each Purchase contract also contains a provision that is executed by the principals of the client and which provides that any funds wrongfully collected by the client will be held in trust for the
Corporation.

     AEG has developed a system for placing Receivables with its different pools of capital to which it applies to the funds raised by the Corporation in its initial public offering.  Each pool managed by AEG acquires definitive receivables on a rotating basis based upon each pool's availability of funds.  In this manner, pools which have sufficient funds available for the purchase of Receivables receive the first opportunity to purchase new Receivables.  This ensures that no one pool receives preferential treatment in the purchase of Receivables.  All pools and Receivables are accounted for in AEG's financial accounting programs which were developed by AEG.  Each fund has separate bank accounts and funds are not commingled for any purpose.  AEG, in managing the pools, maintains corporate separateness for each
Affiliate in order to afford the maximum amount of protection to its noteholders.

     The Corporation will typically charge as a fee 3% to 8% of the face amount of the
Receivables.  The Corporation will have the right to offset against the deferred portion for any Receivables paid for and not collected as well as the Corporation's fees.  Additionally, the client will be a guarantor of any advances made and of the fee due the Corporation.


     Receivables acquired by AEG for its other Affiliates are typically due upon delivery of goods and services and are considered late after thirty (30) days.  If an account debtor has outstanding invoices more than 90 days, AEG will not advance funds on that newly presented invoice.  No pre-defined credit limit is established for any one account debtor.  Credit limits for account debtors are dealt with on a per amount basis and is determined by the creditworthiness of that particular account debtor, its history with AEG, its history with its service or product provided, the total amount of outstanding invoices and the amount of those invoices compared to the total amount of Receivables outstanding of the client. Receivables generally vary in size from $1.00 to $25,000, with an average of approximately $5,000.

Monitoring the Receivables

     Once the accounts receivable department of AEG has approved a batch of Receivables as to their creditworthiness and completeness and those Receivables are subsequently purchased, they are entered into AEG's monitoring system and the collection department reviews aging of all Receivables owned by AEG and its Affiliates on a weekly basis.  There is currently a staff of six (6) employees including one manager of that department.  The staff calls on all account debtors over 30 days past due to determine if any problems exist or when payments will be made.  Statements are sent to all account debtors monthly and summary statements showing account debtor's aging is shown to each client monthly.

Customer Service

     AEG also provides customer service to its clients.  Such value-added services include such critical accounts receivable support as customer credit analysis and approval, invoice handling, collection, posting, accounting and reporting.  AEG believes that for many businesses, the desire to obtain these services actually drives the decision to factor.  AEG generates computer records on each account Receivable pool and aging of such pools of receivables which can be accessed and reported on to clients.  These reports allow AEG's clients to monitor collections activity and cash flow.  In addition, AEG acts as a back office for many of its clients by overseeing their billing and collection efforts.  By using AEG as their credit, billing and collection departments, clients can save money that would have otherwise been used to hire additional personnel to provide such office services.

     AEG's services also help a client determine which companies it should extend credit to based upon financial information AEG can access as well as payout history from those companies.  AEG has nine employees dedicated to customer service of its Affiliates.

     The Corporation will not engage in any business other than as set forth above and AEG, as Manager, will prohibit the Corporation from incurring any liabilities.  AEG will handle all administrative matters and employ the necessary personnel.  All Receivables acquired by the
Corporation will either be owned by the Corporation or subject to UCC-1 Financing
Statements filed against the client in favor of the Corporation.  Although AEG may sponsor other special purpose corporations or partnerships in the future or raise funds and acquire receivables itself, all transactions will remain strictly segregated.  See "RISK FACTORS -
General Risks; Competition by Corporation with Affiliated Corporations for Management
Services; Conflicts of Interest."

Perfection of Security Interest

     AEG acquires the Receivables from its clients pursuant to a Purchase Contract.  The client also executes UCC-1 Financing Statements against all the Receivables of the client and in some instances other assets of client.  If a search indicates the existence of any liens covering a client's Receivables, AEG will not enter into a Purchase Contract without first obtaining subordinations, terminations and/or releases from the appropriate secured parties.
Depending upon the perceived risk relating to the payment of the Receivables and the availability of the client's assets, such payment may be secured by the factored Receivables only, all of the client's Receivables, whether factored or not, or by the client's Receivables and other business assets.  In some cases, AEG will also require the personal guarantees of the client's principals as additional collateral.

     Because of the ongoing nature of the acquisition and collection on Receivables, the
Corporation will not file UCC-1 Financing Statements delineating the Corporation as an assignee, but rather a written assignment will be executed between AEG and the Corporation specifically identifying the assigned Receivables.  Nevertheless, if the security interests in collecting of receivables are not properly perfected or assigned or if Receivables cannot be separately identified, it is possible that a court could find that the Note Holders were general unsecured creditors of the Corporation and/or AEG. See "RISK FACTORS - Notes Secured
by the Receivables" and "Effect of Default on Receivables."

Collections

     Pursuant to the Purchase Contract the Corporation will generally file a "doing business as" certificate, or d/b/a, in the jurisdiction of the client's principal place of business with a name similar to the client's name indicating that the Corporation will be doing business under a name similar to that of the client for the purpose of collecting the client's Receivables.  All funds remitted on the purchased Receivables are paid directly to the Corporation under the assumed name and are deposited into a separate bank account under such assumed name.
Accordingly, funds are never commingled with AEG or funds of other clients of the
Corporation.

     In the event Receivables are not paid when due, AEG will diligently act to collect on
Receivables through its staff of collectors.  The first stage of collection involves letters and telephone calls to the non-paying account debtor.  If AEG is unsuccessful in collecting, it utilizes law firms and national collection organizations.  AEG has established relationships with several national law firms that specialize in collecting delinquent receivables and AEG will aggressively collect all such receivables.  In the past, under 10% of all Receivables managed and owned by AEG have gone to outside collection agencies.  The results of sending Receivables to collection agencies generally do not affect AEG, and should not affect the payment of interest and principal to the Corporation's investors, due to the fact that any defaults on Receivables are charged against the reserves after AEG has collected its fee.

Banking

     The Corporation maintain its banking accounts at a major money center bank.
Currently the Corporation's bank sends a courier to AEG each day for deposit of funds.
Pending acquisition of Receivables, funds are kept in checking accounts which are both interest-bearing and non-interest bearing.

Reports and Investor Services

     The Corporation and/or AEG will provide the Corporation's Investors with unaudited quarterly balance sheets and activity reports and annual audited financial statements as soon as possible after the end of the respective quarter or year.

     AEG, as Manager for the Corporation, will prepare all interest payment checks and handle all Investor inquiries including change of ownership requests.  In addition to financial statements, periodic reports will also be generated.

Employees

     As of November 28, 1997, there were twenty-three (23) employees of AEG available to work on the business of the Corporation and its Affiliates, five (5) of whom are senior management and eighteen (18) of whom are administration.  The loss of the services of key employees could materially adversely affect the business of the Corporation.

     The staff of AEG's accounts receivable management department consists of four (4) full time personnel, including the manager of the department.  The staff makes evaluations as to credit, history and completeness and present these findings to the manager who must approve the batch of invoices prior to submitting the request for funding to senior management.  Once the request for funding has been submitted to senior management, additional review takes place and will require sign off of the CEO of AEG.  This review consists of an overall assessment of the client's status which is supplied on a form submitted to senior management known as a "Request for Funding" form.  This form will show the details of that particular batch of Receivables, including total Receivables presented, total
Receivables approved, an explanation for any differences and a recommendation for funding or not and a breakdown of the fees that would be sent to the client.  Furthermore, the client's total account summary, including total Receivables, total reserve and total exposure to the client is  documented.  Once the CEO approves the transaction, the form is forwarded to AEG's accounting department.  The accounting department of AEG consists of four (4)full time personnel including the controller who is the manager of that department.  The accounting department, with the approval of the controller, will arrange for the advancing of funds to the client and will arrange for the proper accounting of the transaction in the
Corporation's general ledger system.  AEG's employees will perform similar functions on behalf of the Corporation's Affiliates.  AEG has $2,000,000 key-man life insurance on David
S. Goldberg.

Property

     The Corporation shares office space with AEG.  AEG believes that the facility is adequate for its immediate and near-term needs and does not anticipate the need for significant expansion in the near future.

Legal Proceedings

     Neither the Corporation nor AEG is currently a party to any material litigation, nor to the knowledge of management, is there any material litigation threatened or contemplated against the Corporation or AEG.

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                                                        28

                                                     MANAGEMENT

     The Corporation is wholly-owned by AEG.  The Corporation's business will be managed by AEG and the Corporation's officers and directors.  The following persons are the officers and directors of AEG and the officer and directors of the Corporation:

Name                                        Age                       Position



Phillip C. Goldstick                        66                        Director and Chairman of AEG
                                                                            and the Corporation

David S. Goldberg                          37                        CEO, Secretary, Treasurer and
                                                                            Director of AEG and the
                                                                            Corporation

M. Ellen Donnelly                          44                        Controller

J. Scott MacKay                             35                        General Counsel

Sam A. Awar                                42                        Operations Manager


     Set forth below is a brief background of the executive officers and directors of the
Corporation and AEG:

     Phillip C. Goldstick has served as a Director and Chairman of the Board for the
Corporation since its inception and of AEG since 1992.  Since 1975, Mr. Goldstick has served, and continues to serve, as the Chairman of G Equity Investment Group, Ltd., an
NASD Broker-Dealer which will not participate in this Offering.  Mr. Goldstick is also the
Senior Partner of the Law Firm of Phillip C. Goldstick & Associates, Ltd., located in
Chicago, Illinois. Mr. Goldstick received a bachelors degree from the University of Illinois
(1953) and his law degree from DePaul University (1956).  Formerly, Mr. Goldstick was a
member of the Illinois General Assembly, Chairman of the Gateway National Bank of
Chicago, and President for the Calumet Area Industrial Commission.  During his over forty years of practicing real estate, tax and corporate law, Mr. Goldstick has been an owner or general partner in numerous real estate and business ventures.  Currently, Mr. Goldstick also serves as a Director of the University of Illinois Foundation where he is Chairman of the
Budget Committee and serves as a member of the Investment Policy Committee.  He is also a member of the Cook County, Illinois Economic Development Advisory Committee.

     David S. Goldberg, has served as CEO, Secretary, Treasurer and a Director of the
Corporation since its inception and of AEG since 1992.  In addition, Mr. Goldberg has served as the President of Genesis Ventures Limited since 1992 which corporation acts as consultant to companies seeking financial and marketing advice.  Mr. Goldberg advises and consults with corporate clients in the areas of financial management, finance, corporate structure, marketing strategies, and corporate fund raising.  Over the past 12 years, Mr.
Goldberg and his affiliates have successfully arranged for over $250 million of equity financing for corporations, limited partnerships, trusts, and individuals in businesses ranging

                                                    29

from real estate, cable television, equipment leasing, energy development and medical technology.  Most of this activity was accomplished through Capital Planning Equity Corp.
Mr. Goldberg was the President and sole shareholder of Capital Planning Equity Corp. from
1985 to 1990 and provided underwriting and loan placement services on behalf of, or for the benefit of, lending institutions, sponsors of private loan placements, corporations and individuals.  Mr. Goldberg was President of Paramount Financial Group, Inc. from 1989 through April 1993, where he was responsible for the raising of over $20 million in investor capital for the purpose of developing affordable housing.  Prior to his involvement with
Paramount, from 1981 to 1985, Mr. Goldberg founded and operated Capital Planning
Services Inc., a financial planning firm and registered investment advisor.  Mr. Goldberg is
President and a registered principal of G Equity Investment Group, Ltd., a NASD member firm headquartered in Chicago, IL which will not participate in this Offering.  Mr.
Goldberg, who resides in Paramus, New Jersey, received his B.S. degree in management from Fairleigh Dickinson University.

           M. Ellen Donnelly, has served as the Company's controller since July, 1997.  From
1990 to 1997 Ms. Donnelly served as Controller and Chief Financial Officer of Pequannock
Valley Mental Health Center.  From 1981 to 1989, Ms. Donnelly served in a number of positions with CBS, Inc. including Director of Financial Analysis, Broadcast Group from
1988 to 1989; Director of Financial Analysis, Entertainment from 1985 to 1988 and in several Broadcast Operations finance positions from 1981 to 1985.  Ms. Donnelly received her B.A. in communications from the University of Toledo in 1974 and her M.B.A. in finance from Rutgers University Graduate School of Management in 1981.

         J. Scott MacKay, has served as General Counsel to the Company since July, 1997.
From November 1992 until July, 1997, Mr. MacKay was a corporate associate with Cuyler
Burk.  From 1991 to November 1992, Mr. MacKay was a corporate associate with Saiber
Schlesinger Satz & Goldstein and from 1987 to 1990 he was a corporate associate with Riker
Danzig Scherer Hyland & Perretti.  Mr. MacKay received his BA degree (magna cum laude)
from Bowdoin college in 1984, his JD degree (magna cum laude) from Rutgers University
School of Law in 1987 and his M.B.A. degree in finance and management from Columbia
Business School in 1992.

          Sam A. Awar, has served as Operations Manager of the Company since February
1997.  From 1992 to 1997, Mr. Awar was President of Account Receivable Management
Corp.  From 1988 to 1992 Mr. Awar served as Corporate Credit and Collections Manager for a Regional Bell Operating Company.  From 1981 to 1988 Mr. Awar was the Collections
Manager - Eastern Division of GC Services.  Mr. Awar received his B.A. degree in Finance and completed his post graduate study in Operations Research from Loyola Marymount
University in Los Angeles.

     The Corporation does not pay salaries to Management.  All Management receive salaries only from AEG.

Prior Performance

     The tables set forth in Appendix I reflect the actual performance through December 31,
1996 of all prior non-public securities offerings of AEG and its subsidiaries and affiliates.
INVESTORS IN THE NOTES SHOULD NOT ASSUME THAT THEY WILL
EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY
INVESTORS IN SUCH PRIOR OFFERINGS. INVESTORS WHO PURCHASE NOTES
WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY AFFILIATED
ENTITY TO WHICH THE FOLLOWING INFORMATION RELATES.

                                                    30

     The officers and directors of the Corporation are also officers and directors of AEG and as such have completed seven (7) non-public offerings of securities of AEG and its Affiliates.
Such offerings all had similar investment strategies and were sold to approximately 389 investors and aggregated $16,263,250.  Each of the business operations of AEG and its
Affiliates are continuing.  The first offering completed by AEG was in 1994 and was an offering of $1,000,000 of its preferred stock and limited partnership interests in a partnership for which it acts as general partner.  AEG has been utilizing the funds from such offering
(initial closing was November 1, 1993) to acquire receivables.  The other private securities offerings that AEG has also closed upon were on behalf of its wholly-owned special purpose corporations, American Equities SPP Series 1000, Ltd., American Equities Special Purpose
Corporation, American Equities SPP Series 2000, Ltd., American Equities SPP Series 3000,
Ltd., American Equities SPP Series 4000, Ltd. and American Equities SPP Series 5000, Ltd.
which raised $2,000,000, $725,000, $2,000,000, $2,000,000, $3,038,250, and $5,500,000,
respectively.  Each of these corporations used the proceeds of such offerings for the acquisition and financing of receivables.

     AEG serves as manager for each of these investment vehicles.  To date, investors in these offerings have received interest payments aggregating $1,960,388, or an average 10%
annual return on their investments, which was the projected return for each of these investment vehicles.  No scheduled interest payments have been missed in connection with any of these offerings and AEG does not foresee any difficulties in the meeting of any
scheduled payment of principal or interest with respect to any of these offerings.   None of
AEG or any of its subsidiaries or affiliates have experienced any major adverse business developments or conditions to date.

Conflicts of Interest

     AEG and its Affiliates, including the Dealer Manager of the Offering, may be subject to various conflicts of interests in connection with their relationships and transactions with the
Corporation.  The contractual and other arrangements between the Corporation, AEG and the
Dealer Manager have not been established by arm's length negotiations.  See "RISK
FACTORS - General Risks; Competition by the Corporation with Affiliated Corporations for
Management Services; Conflicts of Interest."

     1.   Competition by the Corporation with other Affiliates for Management Services.  The
Corporation will not have independent management or employees and will rely upon AEG for the management and administration of the Corporation.  AEG currently serves in a similar function for a number of Affiliates and expects to be Manager of other issuers in the factoring business, and expects to be involved in other business ventures in the future and may have a conflict in allocating time and resources to the operations of the Corporation.
Management of AEG believe that they have sufficient staff personnel to be fully capable of discharging their responsibilities to all entities they have organized.  The officers and directors of the Corporation will devote such time to the affairs of the Corporation as they, in their sole discretion, determine to be necessary for the conduct of the operations of the Corporation.

     2.   Competition by the Corporation with other Affiliates for the Acquisition of
Receivables.  In addition to the competition with Affiliated entities for the management services of AEG, there may be competition among the various Affiliated entities for
certainReceivables.  AEG has attempted to minimize these problems by rotating the purchase of receivables based upon availability of funds.  See "BUSINESS - Acquisition of
Receivables."

                                                    31

     3.   Lack of Separate Representation.  The Corporation and AEG are represented by the same legal counsel in connection with the issuance of the Notes.  Separate counsel may be retained by the Trustee in connection with any dispute under the Indenture of Trust.
Accordingly, it is possible that counsel may not have drafted the documents in the most favorable manner to the Note Holders and may not have included legal protection for the
Note Holders which would have been obtained if the Note Holders or the Corporation had retained independent counsel.  It is anticipated that such dual representation may continue in the future.  However, should a future dispute arise between the Corporation and the
Manager, the Manager will cause the Corporation to retain separate counsel for such matters.

Limitation on Liability and Indemnification Matters

     The Corporation has adopted provisions in its Articles of Incorporation that eliminate the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties under certain circumstances to the fullest extent permitted by Delaware law and authorize the Corporation to indemnify its directors and officers to the fullest extent permitted by Delaware law.  Such limitation of liability does not eliminate the duty of care or affect the availability of equitable remedies such as injunctive relief or rescission.  The
Corporation's by-laws provide that the Corporation shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification  is otherwise discretionary under Delaware law.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Corporation where indemnification will be required or permitted.
The Corporation is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

     Notwithstanding the foregoing indemnification provisions of the Corporation's Articles of
Incorporation and Bylaws, the Corporation has been informed that it is the opinion of the
Securities and Exchange Commission that indemnification for liabilities arising under the
Securities Act is against public policy and is therefore unenforceable.

                                                     32

                                        SECURITY OWNERSHIP OF CERTAIN
                                      BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information as of the date of this Prospectus with respect to any persons known to the Corporation to be the beneficial owner of more than 5% of the
Corporation's Common Stock and of the Common Stock owned by all directors and all directors and officers of the Corporation as a group.  Because the Notes do not constitute and are not convertible into equity of the Corporation, the percentage of ownership set forth below will not vary as a result of this Offering.

Name and Address
of Beneficial                                 Share of Common Stock    Percentage of Outstanding
  Owner(1)                Title of Class      Beneficially Owned       Common Stock Owned

American Equities
 Group, Inc.                   Common              1,000                          100%

Phillip C. Goldstick(2)       Common            360.25                          36%
20 N. Clark Street
Chicago, IL 60602

David S. Goldberg(3)         Common           360.25                           36%

Stephen A. Socha(4)           Common             80                               8%
1142 River Road
West Trenton, NJ  08628

Officers and Directors         Common           720.5                            72%
as a group (two
persons)(1)(2)(3)(4)

(1)The address of AEG and Mr. Goldberg is East 80 Route 4, Paramus, NJ 07652.

(2)Represents the indirect ownership in the corporation of the Phillip C. Goldstick Revocable
Trust U/A Dtd. 8/2/89 through the ownership of an aggregate of 4,500 shares of AEG common stock and the ownership of 3.125 shares of AEG preferred stock, which is convertible into 625 of shares of AEG common stock.

(3)Represents the indirect ownership in the corporation of the David S. Goldberg Family
Trust, an affiliate of David S. Goldberg, through the ownership of an aggregate of 4,500 shares of AEG common stock and the ownership of 3.125 shares of AEG preferred stock, which is convertible 625 shares of AEG common stock.

(4)Represents the indirect ownership in the corporation of Mr. Socha through the ownership of an aggregate of 1,000 shares of AEG common stock.  AEG is currently negotiating with
Mr. Socha for the redemption of all of his shares of common stock.

     The Corporation is wholly-owned by AEG and the Corporation has the same directors and fficers as AEG.  See "RISK FACTORS - Officers and Directors Maintain Control of the
Corporation" and "No Interest in the Corporation; No Voting Rights."

                                                     33

     Other than as set forth above, the Corporation is not aware of any other shareholders who beneficially own, individually or as a group, 5% or more of the outstanding shares of
Common Stock of the Corporation.

                                             PLAN OF OPERATIONS

     The Corporation acquires Receivables principally from companies in the publishing, printing and general service industries (e.g. firms which have no tangible products but conduct such services as telemarketing and market research).  Based upon the prior performance of AEG in similar  investments, an Investor can expect that approximately 50%
of the purchased Receivables will come from companies engaged in the publishing business, approximately 30% of the purchased Receivables will come from companies engaged in the printing business and approximately 20% of the purchased Receivables will come from companies engaged in general services businesses.

     Compensation and Fees to AEG

     AEG will receive the following compensation and fees from the Corporation in connection with this Offering and the conduct of the Corporation's business.

Recipient(1)                    Nature of Payment         Amount of Payment

AEG                            Operations and Overhead  5% of the gross proceeds of this
                                  Expense Allowance         Offering or $750,000 if the Maximum
                                                            is sold ($400,000 to date).

                                  Factoring Fee             AEG will receive 50% of the factoring
                                                            fees obtained from acquisition of
                                                            Receivables during the Corporation's
                                                            operational stage.  Such fees will
                                                            typically equal 3% to 8% of the face
                                                            amount of the receivables being
                                                            factored.

                                  Reimbursement of          AEG will receive approximately
                                  Offering Expenses         $32,000 from the gross proceeds of this
                                                            Offering as reimbursement of certain
                                                            offering expenses advanced by AEG in
                                                            connection with this Offering.

______________________

(1)  While the officers and directors of the Corporation will not receive any direct compensation from the Corporation in connection with their services, such officers and directors are officers and directors of AEG and, therefore, will indirectly benefit from the above payments.

     Operations and Overhead Expenses

     AEG will pay all operational and overhead expenses of the Corporation out of its portion of the fees earned in the factoring of the Receivables, which fee will typically equal 3% to
8% of the face amount of the Receivables being factored.  The Corporation and AEG will share the fees charged, 50% to the Corporation and 50% to AEG.  Such costs and expenses

                                                     34

to be paid by AEG will include personnel costs, including employee salaries, associated with the identification, evaluation, purchasing, monitoring and collection of Receivables; the use of AEG's accounting and computer systems; and expenses incurred for administrating
Investor accounts and other administrative services and providing managerial assistance to the
Corporation.  Any costs and expenses which exceed the amount of fees generated by the factoring of the Corporation's Receivables shall be paid by AEG out of its own funds.

     AEG shall also receive approximately 5% of the gross proceeds of this Offering as an
Overhead Allowance.  AEG will receive this one-time fee for preparing all of the necessary systems required in order to provide the Corporation with a turn-key management program which will eliminate the traditional start-up time of a new company.  AEG has invested a significant amount of time and money to properly staff the various departments that were required by the Corporation.  In addition, AEG arranged for the necessary computer systems, banking systems, servicing, collection and tracking operations, credit review facilities, investor services systems, accounting procedures and procured the necessary office space in order to affectively service and manage the Corporation's funds and
Receivables that it acquires.  Furthermore, AEG has initiated a national marketing effort to arrange for business to be available to the Corporation.

     In addition, the Dealer Manager will receive (i) sales commissions of up to 7% of the
Offering price, (ii) a due diligence and non-accountable expense of 1% of the Offering price and (iii) a Dealer Manager fee of .5% of the Offering price.  Assuming that the Maximum
Offering is sold, the Corporation will pay an aggregate of $1,050,000, $150,000 and
$75,000, respectively, in such fees and commissions to the Participating Dealers.  See
"PLAN OF DISTRIBUTION."

     The Trustee shall be entitled to an annual fee of $4,000 in consideration for his services as Trustee of the Corporation's Indenture and may be entitled to additional compensation in the event of a default under the Indenture.  See "DESCRIPTION OF SECURITIES -
Indenture of Trust" and "RISK FACTORS - Increase in Trustee Reimbursement Upon the
Occurrence of an Event of Default."

     There are no known trends, events or uncertainties that are reasonably likely to materially impact the Corporation's short-term and long-term liquidity or results of operations.  The default rate for all Receivables acquired by AEG and its Affiliates is under
10% of such total amount of Receivables.   However, none of such defaults have resulted in
loss to AEG or any of its Affiliates as such defaults are charged against the Client's reserve after AEG receives its fee.

     The Corporation believes it will be able to satisfy its cash requirements for the foreseeable future.  If the Corporation desires to acquire additional Receivables beyond those which can be acquired with the proceeds of this Offering, it will need to raise additional funds in the following twelve months.  There is no assurance the Corporation will seek or secure additional funds to acquire additional Receivables.  Management does not believe that investors in this Offering will be adversely affected if the Corporation is not able to expand its business by acquiring additional Receivables.

                                                        35

                                          DESCRIPTION OF THE SECURITIES

General

     Up to $15,000,000 aggregate principal amount of the Corporation's promissory notes
(the "Notes") due September 30, 2006 is being offered to qualified investors in denominations of $1,000 or any integral multiple thereof, with a minimum investment of
$2,000.  The Notes will bear interest at the rate of 12% per annum.  Interest is payable monthly or annually in arrears or upon maturity with the payments due on the first day of the each month or year.  Principal is payable in one payment upon maturity of the Notes.  (A form of 12% Note is attached hereto as Exhibit A.)  The Corporation is not required to establish a sinking fund; however, the Corporation will use its best efforts to reserve sufficient funds for payment of the Notes on maturity by liquidating its portfolio of
Receivables.  See "RISK FACTORS - Limited Sources of Payment of Notes; No Sinking
Fund Provisions, No Rating on Notes, Non-Self-Amortizing Loans, Limitations on
Enforceability and Prepayment of Notes."

Acceleration at Option of Note Holder

     On the first day of January of each of the fifth, sixth, seventh, eighth and ninth years after issuance of a Note, a Note Holder, upon six (6) months prior written notice, may accelerate his, hers or its Note to receive payment of principal and accrued interest at that time.

Prepayment

     The Notes may be prepaid at any time at the option of the Corporation without premium or penalty.

Subordination

     Pursuant to the Note, the Corporation is representing to the investors that there presently is no indebtedness senior or equal to that of the Notes.  In addition, the Corporation further represents that it will not incur any debt which is senior or equal to the Note Holders, other than ordinary and necessary expenses of operations.

Restrictions as to Dividends and Certain Other Payments

     The Corporation has agreed not to pay dividends, or make distributions on its stock or purchase, redeem, or otherwise acquire or retire any of its stock if (a) an Event of Default exists under any of the Notes or (b) it would reasonably appear that after any such action the
Corporation would not have sufficient funds to avoid an Event of Default within six (6)
months of such action.

Merger and Consolidation

     Under the terms of the Notes, the Corporation may consolidate or merge with or into any other entity or any other entity may consolidate or merge into the Corporation, and the
Corporation may sell or transfer all or substantially all of its property and assets to another entity, or another entity may sell or transfer all or substantially all of its property and assets to the Corporation, provided that (i) such action is duly authorized by the Corporation and its shareholders by the required actions thereto, (ii) the entity (if other than the Corporation,

                                                        36

formed by or resulting from any such consolidation or merger or which shall have received the transfer of such property and assets shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States and any state thereof and shall expressly assume payment of the principal of, premium, if any, and interest on the
Notes, and (iii) there shall not immediately thereafter be an Event of Default under the
Notes.

Events of Default

     Events of Default under the terms of the Notes include among other things (i) the
Corporation fails to make payment of principal or interest for a period of more than 30 days after the due date;  (ii) the Corporation makes an assignment for the benefit of creditors, commences (as the debtor) any case in bankruptcy under Title 11 of the United States Code
("Bankruptcy"), commences (as the debtor) any proceedings under any other insolvency or receivership law or files a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or any corporate action is taken for the purpose of effecting any of the foregoing and such proceeding is not dismissed within thirty (30) days of the date of its filing; (iii)  a case in
Bankruptcy or any proceeding under any insolvency or receivership law is commenced against the Corporation (as the debtor in such case or proceeding) and a court having jurisdiction in the premises enters an order for relief against the Corporation in such case or proceeding, or such case or proceeding is consented to by the Corporation or remains undismissed for 40 days, or the Corporation consents to or admits the material allegations against it in any case or proceeding; (iv)  a trustee, receiver, agent or custodian (however named) is appointed or authorized to take charge of substantially all of the property of the
Corporation for the purpose of enforcing a lien against such property for the benefit of creditors, (v) a notice of lien, levy or assessment representing indebtedness in excess of
$50,000 is filed or recorded with respect to any of the assets of the Corporation by the
United States or other government agency; (vi) any material portion of the Collateral (as defined in the Security Agreement) is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and, on or before the thirtieth (30) day thereafter, such assets are not returned to the Corporation and/or such writ, distress warrant or levy is not dismissed, stayed or lifted; or (vii) the Corporation voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated.

Security Agreement

     The Notes will be secured by a security interest in the Receivables acquired with the proceeds of the Offering.  This interest will be subject to the provisions of a Security
Agreement and  Collateral Assignment between the Corporation and the Trustee for the benefit of Note Holders.  A copy of the Security Agreement is attached hereto as Exhibit B.

Indenture of Trust

     An Indenture of Trust will be entered into between the Corporation and the Trustee for the benefit of Note Holders.  The Trustee will be granted a security interest in the
Receivables on behalf  of the Note Holders.  The description of the Indenture of Trust set forth below and references to Note Holders will be determined based on the Notes issued to
Note Holders.  The duties of the Trustee are to perform certain obligations in the event of a

                                                        37

default in the payment of the principal and interest on the Notes, and to execute and deliver to the Corporation partial or full satisfaction of the Security Agreement upon partial or full repayment of the Notes.  See "RISK FACTORS - Increase in Trustee Reimbursement Upon
the Occurrence of an Event of Default."

     James E. Morris serves as the Trustee under the Indenture of Trust.   Mr. Morris is an
attorney with 29 years of experience.   Pursuant to the terms of the Indenture of Trust, Mr.
Morris receives a fee of $4,000 per year plus reimbursement of actual expenses.  In addition, upon the occurrence of an Event of Default under the Trust Agreement or the Security
Agreement, the Trustee shall receive a fee of $200 per hour for time incurred in rendering his duties as Trustee.  Mr. Morris serves in a similar capacities for several privately offered note offerings.

     Events of Default

     Subject to the following limitations, the following constitute Events of Default under the
Indenture of Trust:

     (1)  The Corporation receives written notice from a Note Holder of a default in the payment of principal or interest on any Note when the same becomes due and payable;

     (2)  The Corporation fails to comply with any of its other agreements in the Notes, the
Security Agreement, or the Indenture and the default continues for the period and after the notice specified below; or

     (3)  Pursuant to or within the meaning of any Bankruptcy Law:

          (a)  the Corporation commences a voluntary case,

          (b)  the Corporation consents to the entry of an order for relief against it in any involuntary case or a court of competent jurisdiction enters an order or decree for relief against the Corporation in an involuntary case,

          (c)  the Corporation consents to the appointment of a Receiver of it or for any substantial part of its property or a court of competent jurisdiction enters an order or decree for the appointment of a Receiver of the Corporation or for any substantial part of its property,

          (d)  the Corporation makes a general assignment for the benefit of its creditors, or fails generally to pay its debts as they become due; or

          (e)  a court of competent jurisdiction orders the liquidation of the Corporation, and the order or decree remains unstayed and in effect for 90 days.

     (4)  A notice of lien, levy or assessment representing indebtedness in excess of Fifty
          Thousand Dollars ($50,000) is filed or recorded with respect to any of the assets of the Corporation (including, without limitation, the Collateral), by the United States, or any department, agency or instrumentality thereof, or by any state, county,

                                                        38

          municipality or other governmental agency or any taxes or debts in excess of Fifty
          Thousand Dollars ($50,000) owing at any time or times hereafter to any one or more of them become a lien, upon any of the assets of the Corporation (including, without limitation, the Collateral), provided that this clause (4) shall not apply to any liens, levies, or assessments which the Corporation is contesting in good faith;

     (5)  Any material portion of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and, on or before the thirtieth (30) day thereafter, such assets are not returned to the Corporation and/or such writ, distress warrant or levy is not dismissed, stayed or lifted;

     (6)  A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency,  readjustment of debt or receivership law or statute is filed against the
          Corporation and such proceeding is not dismissed within thirty (30) days of the date of its filing; or

     (7)  The Corporation voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.  The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     A default under section (2) above is not an Event of Default until the Trustee or the
Holders of at least a majority in principal amount of the Notes notify the Corporation of the default and the Corporation does not cure the default within 90 days after receipt of the notice.  The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of Default."

     If an Event of Default occurs and is continuing either the Trustee or the Holders of any
Note, by written notice to the Corporation and, if applicable, the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable immediately.  The
Trustee may then pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, the Security Agreement or the Indenture.  The Holders of a majority in principal amount of the Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, that is unduly prejudicial to the rights of other Note Holders, or that may involve the Trustee in personal liability.

     Rights of Note Holders

     The Holders of not less than 75% in aggregate principal amount of Notes at the time outstanding may consent on behalf of the Holders of all such Notes to the postponement of any interest payment for a period or periods not exceeding three years from its original due date.  The waiver of any additional interest payments is not dependent upon the payment of any previously waived interest payments.  This is an exception to the rights of each Note
Holder provided under Section 316(b) of the Trust Indenture Act of 1939 (the "TIA").

                                                        39

     Each Note Holder has the right to receive payment of principal and interest on or after the respective due dates of the Notes and institute suit to enforce such payment on or after the respective due dates, as provided for by Section 316(b) of the TIA.  Waiver of such right may not occur except upon the individual consent of each Note Holder.  This right provided for by Section 316(b) of the TIA applies notwithstanding any other provision of the
Indenture.

     The Holders of a majority of the Notes may consent to the waiver of any past default and its consequences, except a default in payment of principal and interest under Section 316(b)
of the TIA.

     A Note Holder may not use the Indenture to prejudice the rights of another Note Holder or to obtain a preference or priority over the other Note Holder.

     Priority of Payments under the Indenture

     If the Trustee collects any money pursuant to the Indenture, it shall pay out the money in the following order: (1) to the Trustee for amounts due under the Indenture; (2) to Note
Holders for amounts due and unpaid on the Notes for interest, then principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the
Notes for principal and interest; and (3) to the Corporation.

     Communication with other Note Holders

     Note Holders may communicate with other Note Holders by sending the Trustee a written application by any three or more Note Holders stating that the applicants desire to communicate with other Note Holders with respect to their rights under the Indenture or under the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit.  Note Holders must also provide reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application.  The Trustee shall, at its election, either (1) afford to such applicants access to all information so furnished to or received by the Trustee, or (2) inform such applicants as to the approximate number of Note Holders and as to the approximate cost of mailing to such Note Holders the form of proxy or other communication, if any, specified in such application.  If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all such
Note Holders copies of the form of proxy or other communication which is specified in such request, after a tender to the Trustee of the material to be mailed and of payment, or provision for payment, of the reasonable expenses of such mailing.

     If in the opinion of the Trustee such mailing would be contrary to the best interests of the Note Holders or would be in violation of applicable law, the Trustee shall mail to such applicants, and file with the SEC together with a copy of the material to be mailed, a written statement to that effect.  Such written statement shall specify the basis of such opinion.
After opportunity for hearing upon the objections specified in the written statement so filed, the SEC will then decide if such materials may be lawfully sent to such Note Holders.

                                                        40

     Reports by Trustee

     The Trustee shall provide to the Note Holders such reports as may be required pursuant to the provisions of TIA Section 313(a) or (b) within the time periods provided for in such sections.  A copy of each report at the time of its mailing to Note Holders shall be filed with the SEC and each stock exchange on which the Notes are listed, if any.

     Indemnification

     The Corporation shall indemnify the Trustee against any loss or liability incurred by it.
The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity.  The Trustee shall defend the claims and the Corporation will reimburse Trustee, either directly or from funds subject to this Trust Agreement, for reasonable legal expenses.
The Corporation need not pay for any settlement made without its consent.  Notwithstanding the foregoing, the Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith.

     Resignation or Termination of Trustee

     The Trustee may resign by so notifying the Corporation, but such resignation shall not be effective until 60 days after such notification.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation's consent.  The Corporation may remove the Trustee under certain circumstances.  If the trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring
Trustee and to the Corporation.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers, and duties of the Trustee under the Indenture.  A successor Trustee shall give notice of its succession to each Note Holder as provided in Section 7.02 of the Indenture.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation, or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 3.11 of the Indenture, any Note Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                                                  TAX ASPECTS

     The following paragraphs summarize the material federal income tax aspects of purchasing the Notes.  The Investors may rely upon the tax opinion of counsel to the
Corporation attached hereto as Exhibit E-1 and the following discussion relating to the tax treatment of an investment on the Corporation,  HOWEVER, EACH INVESTOR IS

                                                        41

URGED TO CONSULT HIS OR HER OWN TAX ADVISER FOR MORE DETAILED
INFORMATION WITH RESPECT TO THE FEDERAL AND STATE TAX
CONSEQUENCES OF AN INVESTMENT IN THE CORPORATION.

Thinly Capitalized Corporation

     The Corporation currently has a capitalization of $40,000.  See the financial statements included elsewhere in this Prospectus.  The Internal Revenue Service ("IRS") has taken the position in the past that debt of a thinly capitalized Corporation may be considered as a capital contribution not giving rise to a deduction for interest expense by the debtor.  The case law on this issue is diverse and inconsistent in application.  The courts list numerous factors in determining whether or not a debt is true debt or a contribution to capital, some of which are as follows: (1) the names given to the certificates evidencing the indebtedness; (2)
the presence or absence of a maturity date; (3) the source of the payments; (4) the right to enforce the payment of principal and interest; (5) participation in management; (6) a status equal to or inferior to that of regular corporate creditors; (7) the intent of the parties; (8)
"thin" or adequate capitalization; (9) identity of interest between creditor and stockholder;
(10) payment of interest only out of "dividend" money; (11) the ability of the corporation to obtain loans from outside lending institutions; (12) the extent to which the initial advances were used to acquire capital; and (13) the failure of the debtor to pay on the due date or to seek a postponement.

     In the event the Notes were deemed by the IRS to be capital contributions, distributions of interest payments to investors would be deemed to be taxable dividends for income tax purposes and the repayment of principal would be deemed to be a non-taxable return of capital in the absence of earnings and profits.  If the Corporation has earnings and profits the repayment of principal would be taxed as a dividend to the extent of such earnings and profits.  The extent and amount of earnings and profits the Corporation would have is not determinable at this time.  See "RISK FACTORS - Uncertainty of Tax Treatment of Notes"
and "Loss on Notes."

Interest Payments

     Interest payments under the Notes will be treated as ordinary interest income and taken into account under a Note Holder's general method of accounting (e.g., cash or accrual).  A trust has not been created for tax purposes and each Note Holder will receive Form 1099 for his share of interest income from the Corporation.

Disposition of Notes

     In the event of a sale or other taxable disposition of a Note prior to the stated maturity date, gain is measured by the excess of the net proceeds of the sale or other disposition over the Note Holder's adjusted tax basis.  Any gain on sale will be capital gain if the Note is held as a capital asset.

     Loss will be recognized upon disposition of a Note in exchange for an amount less than the Note Holder's adjusted basis in the Note.  If the Note is held as a capital asset, the deductibility of  such loss may be limited by the rules contained in the Internal Revenue
Code of 1986, as amended (the "Code") relating to restrictions upon the deductibility of capital loss.  In addition, a sale to a related party could result in limitations upon the deductibility of loss under Code Section 267.  For Note Holders  other than initial Note
Holders, gain recognized upon the maturity or earlier disposition of a Note may be affected by the provisions of the Code governing market discount.

                                                        42

Possible Withholding

     Payments of interest made by the Corporation on a Note and proceeds from the sale of the Note to or through certain brokers may be subject to a back-up withholding tax at a rate of 20%, unless the Note Holder complies with certain reporting and/or certification procedures.  All amounts withheld on such payments will be allowable as a credit against the
Note Holder's federal income tax liability.

     The Corporation will make arrangements to provide each initial Note Holder with a
Form W-9 (or a substitute Form W-9) on which Note Holders can provide information required by the Code in order to avoid the back-up withholding provisions.

     Special considerations which may apply to any Note Holder who is not a United States citizen or resident are not discussed in this Prospectus.

Unrelated Business Taxable Income

     Section 501 of the Code provides that qualified pension, profit-sharing, and stock bonus plans are exempt from federal income tax.  This exemption also extends to charitable, educational and other organization.  However, Section 511 of the Code imposes federal income tax on any "unrelated business taxable income" of organizations exempt under
Section 501.

     Sections 512 and 513 of the Code define the phrase "unrelated business taxable income"
(or UBTI) as net income earned by an otherwise exempt organization from the regular conduct of anunrelated trade or business.  Section 512 generally excludes interest income from the definition of unrelated business taxable income.  Assuming that a Note Holder does not incur any indebtedness with respect to its acquisition of a Note, the interest on the Note will not be treated as unrelated business taxable income.  Note Holders should consult their own tax advisors on this matter.

ERISA Conditions

     If an investor intends to purchase Notes through a pension, profit-sharing, or other plan governed by Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"),
the fiduciaries of such plan must consider:  (a) whether the investment is permitted under the governing instrument for the plan and is an appropriate investment for the plan; (b) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA;
(c) whether the investment is prudent; and (d) whether the investment is for the exclusive purpose of providing benefits to participants.  Fiduciaries should also be aware that ERISA requires that assets of a plan be revalued at least once each plan year, and that valuation of the Notes may be difficult because of the lack of a resale market.

     Section 406 of ERISA provides that the fiduciary of a plan governed by ERISA may not cause the plan to become involved in a "prohibited transaction."  Similarly, Section 4975 of the Code imposes taxes on "prohibited transactions" involving pension plans, IRAs and
Keogh plans.  A "prohibited transaction" includes a transaction in which a plan lends money to a "party in interest."  A "party in interest" is broadly defined to include parties such as plan fiduciaries, plan beneficiaries, person providing services to the plan, and businesses, affiliates and relatives of such parties.  An example of a "prohibited transaction" would be if an individual purchased Notes through his pension, profit-sharing or other plan when the individual also owned an equity interest in the Corporation.  Additionally, if a plan

                                                        43

purchased Notes when the plan fiduciary owned an interest in the Corporation, this purchase could also be considered a "prohibited transaction."  Section 4975 of the Code may impose a tax on such "prohibited transactions."

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 1, 1996, the Corporation entered into a Management Agreement (the
"Management Agreement") with AEG.  Under the Management Agreement, AEG originates
Receivables by purchasing them from client companies and assigning them to the
Corporation.  AEG also services and collects the Receivables on behalf of the Corporation.
The Corporation will typically charge a fee of 3% to 8% of the face amount of the
Receivables.  Under the Management Agreement the Corporation and AEG have agreed to share such fee 50% to the Corporation and 50% to AEG.  See "BUSINESS - Acquisition of
Receivables."  The officers and directors of the Corporation are officers and directors of
AEG.

     The Corporation is the wholly-owned subsidiary of AEG.  The capital stock AEG is owned directly and indirectly by Messrs. Goldstick, Goldberg, and Socha and Messrs.
Goldstick and Goldberg are each officers and directors of AEG.  In connection with this
Offering AEG will be paid a 5% Overhead Allowance (up to $750,000 if the Maximum
Offering is sold).  See "PLAN OF OPERATIONS - Operations and Overhead Expenses."  In
addition, all fees and discounts earned by the Corporation will be split 50% to AEG, as
Manager, and 50% to the Corporation pursuant to the Management Agreement.  As officers and directors of AEG, Messrs. Goldstick and Goldberg will indirectly benefit from such payments.

     Messrs. Goldstick and Goldberg are also principals of G Equity Investment Group, Inc., a NASD registered broker/dealer which will not be participating in this Offering.  See
"PLAN OF DISTRIBUTION."

     The Corporation shall make no loans to its officers, directors or stockholders and is forbidden to receive loans from any person or entity other than AEG.  The Corporation has adopted a policy that all future transactions with Affiliates of the Corporation are to be on terms no less favorable than could be obtained from unaffiliated third parties and must be approved by a majority of the Board of Directors, including a majority of disinterested directors.

                                          PLAN OF DISTRIBUTION

     Distribution will be made on a "best-efforts" basis by Strategic Assets Inc. (the
"Dealer Manager") and Selected Dealers that are members of the NASD (jointly referred to as the "Participating Dealers").

     Participating Dealers will execute Selling Agency Agreements with the Corporation;
however, such Participating Dealers will be under no obligation to sell any or all of the
Notes offered hereby.  The Division of Corporation Finance of the U.S. Securities and
Exchange Commission has taken the position that any broker/dealer that sells Notes in the
Offering may be deemed an underwriter as defined in Section 2(11) of the Securities Act of
1933, as amended.  The Corporation has currently entered into a Dealer Manager
Agreement.  There is no assurance that, even if any Participating Dealers sell the Notes offered hereby, a court of competent jurisdiction or arbitration panel would deem any such
Participating Dealer to be an underwriter as so defined.

                                                        44


     The Dealer Manager will receive a sales commission of up to 7% of the Offering price for all Notes sold, a due diligence and non-accountable expense allowance of 1%, which may be reallowed to Selected Dealers, and a Dealer Manager fee of .50%.

     The Notes are being offered subject to prior sale, withdrawal, cancellation or modification of the offer, including its structure, terms and conditions, without notice.  The
Corporation reserves the right, in its sole discretion, to reject, in whole or in part, any offer to purchase the Notes.

     The Corporation intends to sell the Notes in this Offering only in the states in which the
Offering is qualified.  An offer to purchase may only be made and the purchase of the Notes may only be negotiated and consummated in such states.  The Subscription Agreement for the Notes must be executed, and the Notes may only be delivered in, such states.  Resale or transfer of the Notes may be restricted under state law.  See "RISK FACTORS - No Market of Notes" and "LACK OF LIQUIDITY OF NOTES" below.

     The Notes are being offered on a best efforts basis as to the Maximum ($15,000,000).
The Offering of Notes will continue until the Corporation raises an aggregate of
$15,000,000, provided that the offering period for all of Notes of the Corporation shall terminate on August 27, 1998 (24 months from the initial effective date of this
Prospectus).

     Each Participating Dealer has agreed in accordance with the provisions of SEC Rule
15c2-4 to cause all funds received for the sale of Notes to be promptly deposited with the
Corporation upon the receipt of the executed Subscription Agreement and related funds by the Participating Dealer by or before noon of the next business day following the sale of said
Notes.

     The Dealer Manager Agreement provides for reciprocal indemnification between the
Corporation and the Dealer Manager against certain liabilities in connection with the
Registration Statement of which this Prospectus is a part, including liabilities under the
Securities Act.  To the extent this section may purport to provide exculpation from possible liabilities under the federal securities laws, it is the opinion of the Securities and Exchange
Commission that such indemnification is against public policy and is therefore unenforceable.

                                        LACK OF LIQUIDITY OF NOTES

     The Notes will be registered with the Securities and Exchange Commission and the
States of Arkansas, California, Connecticut, Colorado, Florida, Georgia, Illinois, Maryland,
Missouri, New Jersey, New York, North Carolina, South Carolina, Virginia, and Wisconsin.
The Notes may be registered or exempt from registration in other states.  NO PUBLIC OR
OTHER MARKET FOR THE NOTES EXISTS AND THERE CAN BE NO ASSURANCE
THAT ONE MAY DEVELOP IN THE FUTURE.  Accordingly, the Notes should be purchased only as an investment to be held to the end of the term of the Notes because Note
Holders may not be able to liquidate their investment in the event of any emergency or for any other reason.  See "RISK FACTORS - No Market; Limited Transferability of Notes."

                                                        45

                                                LEGAL MATTERS

     The validity of the Notes offered hereby and the tax considerations of an investment in the Notes will be passed upon by Bronson & Migliaccio, 287 Bowman Avenue, Purchase,
NY 10577, as counsel to the Corporation.  The statements under the heading "TAX
ASPECTS" have been reviewed by Bronson & Migliaccio and have been included herein, to the extent such statements constitute matters of law, in reliance upon the authority of said firm as an expert thereon.

                                               EXPERTS

     The financial statements and related schedules of the Corporation included in this
Prospectus and in the Registration Statement have been audited by Spector, Rothenberg &
Company, independent certified public accountants, 1979 Marcus Avenue, Lake Success, NY
11042; (516) 437-3800, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                                     ADDITIONAL INFORMATION

     This Prospectus contains summaries of various provisions of the documents relating to the Corporation.  The summaries do not purport to be complete and are qualified in their entirety by reference to the full texts of the actual documents.  Copies of certain of these documents are  attached as Exhibits to this Prospectus and other documents not included as exhibits to this Prospectus  have been filed as exhibits to the Registration Statement on Form
SB-2 filed with the Securities and Exchange Commission, of which this Prospectus is a part.

                                              GLOSSARY OF TERMS

     The following terms used in this Prospectus shall (unless the context otherwise requires)
have the following respective meanings:

AEG:  American Equities Group, Inc., the parent company of the Corporation.

Affiliate:  (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) a person owning or controlling 10 percent or more of the outstanding voting securities of such other person or (iii) if such other person is an officer, director or partner or any Corporation for which such person acts in any such capacity.

Clients:  Companies from which the Corporation acquires Receivables.

Code:  The Internal Revenue Code of 1986, as amended.

Corporation:  American Equities Income Fund, Inc., a Delaware corporation.

Dealer Manager:  Strategic Assets Inc.

Event of Default:  Event of Default means an event of default on the Notes as set forth in the
Notes.

                                                        46

Investors:  Investors in this Offering of the Corporation.

IRS:  Internal Revenue Service.

Maximum Offering:   Means the sale of up to an aggregate of $15,000,000 of the
Corporation's Notes in denominations of $1,000, with a minimum purchase of $2,000.

Note Holders:  The Investors who purchase Notes.

Notes:  The $15,000,000 of Promissory Notes bearing interest at the rate of 12% per annum to be issued by the Corporation and due September 30, 2006.

Obligors:  Those companies liable for payment of the Receivables.

Participating Dealers:  The Dealer Manager and Selected Dealers.

Purchase Contract:  The standard accounts receivable purchase contract utilized by AEG and the Corporation to acquire Receivables.

Receivables:  Accounts Receivable generated in the normal course of commerce.

Selected Dealers:  Those NASD broker-dealers that execute a Selected Dealers Agreement.

Subscription Documents:  The Subscription Agreement and the subscriber's check for the amount of Notes subscribed for.

                                                          TABLE OF CONTENTS

                                                                                           Page

  Independent Auditor's Report                                                    F-2

  Balance Sheet                                                                       F-3

  Statement of Stockholders' Equity                                               F-4

  Statement of Cash Flows                                                          F-5

  Notes to Financial Statements                                                    F-6-7

                                     SPECTOR, ROTHENBERG & COMPANY
                                             Certified Public Accountants
                                                 1979 Marcus Avenue
                                             Lake Success, N.Y. 11042
                               TEL NO. (516) 437-3800 AND (212) 986-2626
                                             FAX NO. (516) 437-2235


                                        INDEPENDENT AUDITOR'S REPORT




  To the Board of Directors
  American Equities Income Fund, Inc.


  We have audited the accompanying balance sheet of American Equities Income Fund, Inc.
(A Development Stage Company) as at December 31, 1996 and June 30, 1997, and the
related statements of stockholders' equity and  cash flows for the year ended December 31,
1996 and the six months ended June 30, 1997.  These financial  statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements
presentation.   We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Equities Income Fund, Inc., as of December 31,
1996 and June 30, 1997 and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.


                                                  Spector, Rothenberg & Company


  Lake Success, New York
    August 22, 1997

                                     AMERICAN EQUITIES INCOME FUND, INC.
                                                       BALANCE SHEET

                                                   FOR THE PERIODS ENDED

                                                          A S S E T S

                                                  December 31, 1996            June 30, 1997
  Current Assets:
    Cash in banks                                    $ 1,251,849             $ 1,141,680
    Accounts receivable                                  582,508               3,817,241
    Other current assets                                 333,714                  38,000
       Total Current Assets                          $ 2,168,071             $ 4,996,921

  Other Assets:
    Deferred organizational costs                    $   110,850              $  763,628
    Deferred note costs                                  242,785                 485,445
    Less: amortization                                     8,479                 (26,902)
       Total Other Assets                             $  345,156              $1,222,171

       Total Assets                                  $ 2,513,227              $6,219,092

                              LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities:
    Accounts payable                                 $        34             $         0
    Due to American Equities Group, Inc.                  10,143                  43,530
    Marketing reserve                                     11,085                  11,085
    Accrued expenses payable                              18,406                   7,907
    Escrow Payable                                       216,000                 950,000
      Total Current Liabilities                        $ 255,668             $ 1,012,522

  Other Liabilities:
      Notes payable                                    2,217,000              $5,182,000

  Total Liabilities                                  $ 2,472,668              $6,194,522

  Stockholders' Equity:
     Common stock, $1 par value,
     1,000 shares authorized,
     1,000 shares issued and outstanding                   1,000                   1,000
    Additional paid in capital                            39,000                  39,000
    Accumulated profit and loss                              559                 (15,430)
      Total Stockholders' Equity                          40,559                  24,570
    Total Liabilities and
     Stockholders' Equity                            $ 2,513,227              $6,219,092

    See accompanying notes to financial statements.

                                           AMERICAN EQUITIES INCOME FUND, INC.
                                                    STATEMENT OF INCOME

                                                   FOR THE PERIODS ENDED

                                                             December 31           June 30,
                                                                  1996                  1997

  Income
    Fee income                                              $ 32,417           $ 158,049
    Interest income                                            9,560              45,842

  Total Income                                                41,977             203,891

  Expenses
    General and administrative expenses                       41,253             219,655

  Total Expenses                                              41,253             219,655

  Income Before Provision
    for Income Taxes                                             724             (15,764)

  Provision for current taxes
    Federal income tax                                           100                 -
    State income tax                                              65                 225
                                                                 165                 225

  Net Income                                                $    559           $ (15,989)










    See accompanying notes to financial statements.

                                   AMERICAN EQUITIES INCOME FUND, INC.
                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                   FOR THE PERIOD ENDED JUNE 30, 1997

                                                              Common Stock          Additional
                                                           Number                Paid in        Net
                                                         of Shares     Value      Capital       Profit
Total

Date of incorporation, March 11, 1996                -       $   -      $    -          $  -
$    -

Shares issued for cash on March 22, 1996        1,000       1,000     39,000          -
40,000

Accumulated profits                                                                                 559
 559

Net income for the six months ended
  June 30, 1997                                             -           -           -           (15,989)
(15,989)

                                                        $1,000      $  1,000  $  39,000    $(15,430)
$24,570














See accompanying notes to financial statements.

                                         AMERICAN EQUITIES INCOME FUND, INC.
                                                         STATEMENT OF CASH FLOWS

                                                            FOR THE PERIODS ENDED

                                                                         December 31,            June 30,
                                                                              1996                    1997

Net Income (Loss)                                                   $        559          $   (15,989)

  Adjustments to Reconcile Net Income to Net Cash
     from Operating Activities:
   Depreciation and amortization                                    $      8,479          $     17,837
   Increase in accounts payable                                               34                   (34)
   Increase in accounts receivable                                      (582,509)
(3,234,733)
   Increase in marketing reserve                                          11,085                    --
   Increase in accrued expenses                                           18,406               (10,499)
   Increase in other assets                                             (364,752)              295,714
   Increase in due to affiliate                                           10,144                47,483
      Total Adjustments                                                  899,113            (2,884,232)

    Net cash flows from (used in) operating activities                 $(898,554)
(2,900,221)

Cash Flows from (used in) Investing Activities:
  Increase in organization costs                                       $(134,152)            (652,778)
  Increase in note costs                                                (188,445)             (242,660)

    Net cash flows from (used in) investing activities                  (322,597)
(895,438)

Cash Flows from (used in) Financing Activities:
  Proceeds from issuance of common stock                                  40,000                  --
  Proceeds from notes payable                                          2,217,000            2,965,000
  Increase in escrow payable                                             216,000              734,000

    Net cash flows from financing activities                           2,473,000
3,699,000

Net Increase in Cash                                                  $1,251,849           $  (96,659)

Cash, Beginning of Period                                                    -               1,251,849

Cash, End of Period                                                   $1,251,849          $ 1,155,190



See accompanying notes to financial statements.

                                      AMERICAN EQUITIES INCOME FUND, INC.

                                       NOTES TO THE FINANCIAL STATEMENTS




NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

American Equities Income Fund, Inc. (the Company) was incorporated under the laws of the state of Delaware on March 11, 1996.  American Equities Income Fund, Inc. is in the
business of factoring accounts receivable and providing other financial services to client companies.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

Accounting records of the Company and financial statements are maintained and prepared on the accrual basis.

Year End

The Company's year end for financial reporting tax purposes is December 31.

Cash Equivalents

For financial statement purposes, with respect to the Statement of Cash Flows, cash equivalents include time deposits and all highly liquid instruments with original maturities of three months or less.  The amount included on the Company's Statement of Cash Flows is comprised exclusively of cash.

NOTE C - STOCKHOLDERS' EQUITY

The Company is authorized to issue 1,000 shares of common stock at $1 par value.  On June
30, 1997, there were 1,000 shares of common stock issued and outstanding.

The holders of the common stock are entitled to one vote per share on all matters to be voted on by shareholders.

NOTE D - INITIAL PUBLIC NOTE OFFERING

On August 27, 1996, the Company commenced offering subscriptions for up to $15,000,000 aggregate principal amount of its 12% Notes in denominations of $1,000 each or any integral multiple thereof.  The Notes bear simple interest at 12% per annum, payable interest only monthly, annually or at maturity, at the option of the investor, with all principal and accrued interest, if any, due on September 30, 2006.  Accrued but unpaid interest will be compounded monthly at the rate of 12% per annum.  The Notes may be accelerated by the
Note Holders on the first day of the fifth, sixth, seventh, eighth, and ninth years upon six months written notice.  The Notes will be secured by the Receivables acquired with the proceeds of the offering or funds obtained from the repayment of such Receivables or any after acquired Receivables.  The Notes are prepayable in whole or in part at any time without premium or penalty.

An aggregate of $5,182,000 principal amount of Notes were issued as of June 30, 1997.

NOTE E - RELATED PARTY TRANSACTIONS

The Company and American Equities Group, Inc. will share the fees charged, 50% to the
Company and 50% to American Equities Group, Inc.  American Equities Group, Inc. will pay all overhead, expenses and salaries of the Company from its portion of  the fees as relates to the ongoing business; except for legal, accounting, filing fees, taxes and other administrative expenses  related to the Company.

NOTE F - ACCOUNTS RECEIVABLE

The Company's policy is to record the accounts receivable it purchases from borrowers at the face amount, less the portion held back by the Company as a loss reserve.

At June 30, 1997, the accounts receivable are as follows:

                                   1997

              Face Amount    $3,817,241
              Less reserve      415,239
              Net            $3,402,002

                                                    APPENDIX I

                                  TABULAR INFORMATION CONCERNING
                                 PRIOR PRIVATE SECURITIES OFFERINGS

    The information contained in the following Tables I, II and III is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this Prospectus under "Management - Prior Performance" and is qualified in its entirety by the information contained in such narrative summary.  Such Tables show certain relevant information concerning certain prior non-public securities offerings sponsored by AEG (the "Prior
Programs").

    The programs listed in these Tables were organized by AEG and include information beginning in 1993, the year of AEG's first non-public securities offering, and ending
December 31, 1995 relating to programs sponsored by AEG, all of which were for businesses operating as factors and all of which had similar investment objectives to those of the Corporation.  Such investment objectives include the preservation of a steady rate of return on investors funds and the repayment of principal through the factoring of accounts receivable.  These programs also involve material risks similar to those inherent in an investment in the corporation.  See "RISK FACTORS."

    INVESTORS SHOULD NOTE THAT, BY ACQUIRING NOTES OF THE
CORPORATION, THEY WILL NOT BE ACQUIRING ANY
INTEREST IN ANY PRIOR PROGRAM SPONSORED BY AEG.

                             Description of Tables

    Table I - Experience in Raising and Investing Funds, presents information showing the experience of AEG and Affiliates in raising and investing funds of Prior Programs, which securities offerings closed between May 15, 1993 and June 30, 1997.

    The tables sets forth information on offering expenses incurred and the amounts available for the purchase of accounts receivable.  The table also shows the amount of funds raised, the date such offerings began and the time required to raise the funds.

    Table II - Compensation to Sponsor and Affiliates, presents information regarding amounts and types of compensation paid to AEG and Affiliates.

    The table indicates the total offering proceeds and the portion of such proceeds paid to
AEG or its Affiliates in connection with the Prior Programs for the year ended December 31,
1996.

    Table III - Operating Results of Prior Programs, presents a summary of the operating results of the Prior Programs.  The table includes a summary of income or loss on the basis of generally accepted accounting principles ("GAAP").

                                                Table I. Experience in Raising and Investing Funds


                          America          American        American         American     American     American    American
                          Equities         Equities        Equities         Equities     Equities     Equities    Equities
                          Group,           Special         SPP Series       SPP Series   SPP Series   SPP Series  SPP Series
                          Inc./L.P.        Purpose         1000, Ltd.       2000, Ltd.   3000, Ltd.   4000, Ltd.  5000, Ltd.
                                           Corporation

Dollar Amount offered     $1,000,000     $2,000,000        $2,000,000        $2,000,000 $2,000,000    $3,038,250   $5,500,000

Dollar Amount raised             100%          36%              100%              100%         100%          100%        100%

Less offering expenses:           10%           10%                10%               10%        10%             10%          10%
  Selling Commissions
  and Discounts to
  affiliates

Organizational Expense             8%          10.4%               11%              11%          11%           11%          11%

Other (Agent Fees)                 1%             1%                 -               -             -            -            -

Reserves (% available for         82%            78%                79%             79%          79%             79%          79%
purchase of Receivables)

Date offering Began            5/15/93         6/23/94            9/27/94           3/16/95   7/25/95        11/28/95     4/12/96

Length of Offering            12 months     15 months          8 months          10 months  12months     8 months      14 months

Months to Invest 90% of    12 months     15 months          8 months          10 months  12months     8 months      14 months
amount available for
investment

                                      Table II. Compensation to Sponsor and Affiliates

                           American        American        American          American   American    American      American
                           Equities        Equities        Equities          Equities   Equities    Equities      Equities
                           Group,          Special         SPP Series        SPP Series SPP Series  SPP Series    SPP Series
                           Inc./L.P.       Purpose         1000, Ltd.        2000, Ltd. 3000, Ltd.  4000, Ltd.    5000, Ltd.
                                           Corporation

Date Offering Commenced       5/15/93       6/23/94          9/27/94           3/16/95     7/25/95       11/28/95      4/12/96

Dollar Amount raised         $1,000,000     $725,000       $2,000,000        $2,000,000  $2,000,000    $3,038,250  $5,500,000

Amount paid to sponsor or
affiliates from proceeds of
offering:
  Underwriting Fees            $25,000/     $  7,250         $200,000        $200,000    $200,000       $315,325   $550,000
                                75,000

  Organizational Expenses       $18,850/    $ 62,000         $220,000        $220,000    $120,000       $346,858   $394,185
                                 63,750

Dollar amount of income         $187,749    $112,090         $304,692        $266,453    $180,083       $314,460   $ 14,932
generated from operations
before deducting payments
to sponsor

Amount paid to sponsor
 from operations:
  Management fees               $115,666    $103,235         $329,293        $284,152    $200,026       $381,304   $ 77,091

                                                                  Table III, Operating Results of Prior Programs

                                          American Equities Group, Inc.                 American Equities Group, L.P.
                                         1994             1995            1996           1994           1995           1996

Gross Revenue:                         $308,480        $885,604       $1,908,896   $132,206      $95,192   $  78,457

Less:  Operating Expenses              $267,693        $789,442      $1,692,023    $16,525     $10,732   $   3,712
         Interest Expense              $ 20,625        $ 41,599       $   56,082     $   -          $ -         $     -
         Depreciation & Amortization   $ 17,172        $ 37,699       $   79,566     $23,472   $23,472   $  23,472

Taxable Income                         $  2,990        $16,894        $   81,225     $92,209   $60,988   $  51,273

Net Income                             $    375        $ 1,894        $   20,810     $92,209   $60,988   $  51,273

Cash Generated from operations (1)     $ 15,192        $39,593        $  100,376    $115,681   $84,460   $  74,745

Less Cash Distributions to investors   $  -0-          $18,750        $   20,000     $44,163   $76,878   $  75,000

Cash Generated (Deficiency)
From Operations After
Cash Distributions                     $ 15,192      $20,843        $   80,376     $71,517      $7,582   $    (255)


(1)  Reflects cash flows from operating activities for each entity presented during the applicable fiscal year.

                                                                   Table III. Operating Results of Prior Programs

                                   American Equities Special Purpose Corporation          American Equities  SPP Series 1000, Ltd.
                                   1994                 1995              1996               1994          1995            1996

Gross Revenue:                     $-0-                $94,050          $94,537             $28,891     $296,984       $265,938

Less: Operating Expenses           $50                 $ 6,535          $  8,268            $ 4,033     $11,850        $ 18,559
        Interest Expense             -                 $40,160          $71,832            $11,822      $173,174       $200,167
        Depreciation                 -                 $19,182         $  5,582            $11,061      $ 79,015        $ 71,813

Taxable Income                    $(50)               $28,173           $ 8,855            $ 1,975      $32,945        $(24,601)

Net Income (deficiency)           $(50)               $22,463           $ 8,855            $ 1,475      $26,211        $(24,601)

Cash Generated from                $-0-                $81,522             $84,269         $24,358      $278,400       $247,379
operations (1)

Less Cash Distributions            $-0-                $39,877             $71,832          $11,822     $173,174       $200,167
to investors

Cash Generated (Deficiency)
From Operations After
Cash Distributions                 $-0-                $41,645             $12,437           $12,536    $115,226    $ 47,212

(1)  Reflects cash flows from operating activities for each entity presented during the applicable fiscal year.

                                                                       Table III. Operating Results of Prior Programs

                                   American Equities          American Equities        AmericanEquities       Amereican  Equities
                                 SPP Series 2000, Ltd.      SPP Series 3000, Ltd.     SPP Series 4000, Ltd.   SPP Series 5000, Ltd.
                                  1995           1996          1995           1996        1995      1996            1996

Gross Revenue:                  $121,539      $249,540       $47,980      $201,471       $  415   $249,128       $ 94,005

Less: Operating Expenses        $  7,001      $  9,273       $   992      $  4,263       $1,026   $  3,236       $  7,649
        Interest Expense        $ 41,543      $202,482       $15,609      $151,590       $    0   $226,218       $104,884
        Depreciation            $ 46,116      $ 55,484       $10,438      $ 60,561       $   19   $ 86,518       $ 43,631

Taxable Income                  $ 26,879      $(17,699)      $20,941      $(19,943)      $ (630)  $(66,844)      $(62,159)

Net Income (deficiency)         $ 21,239      $(17,699)      $16,651      $(19,943)      $(630)   $(66,844)      $(62,159)

Cash Generated from operations  $108,846      $240,264       $40,950      $197,208       $(611)    $245,892      $ 86,356

Less Cash Distributions to      $ 41,491      $202,482       $13,861      $156,590       $  -0-     $226,218     $104,884
investors

Cash Generated (deficiency)     $ 67,355      $ 37,782       $27,089      $ 40,618       $(611)   $19,674        $(18,628)
from operations after
cash distributions

(1)  Reflects cash flows from operating activities for each entity presented during the applicable fiscal year.
                                                        I-6

                                                EXHIBIT A

                                       12% PROMISSORY NOTE

$                                                                                    Paramus, New Jersey
                                                                                                        , 1997

    FOR VALUE RECEIVED, the undersigned promises to pay to
(hereinafter, together with any holder hereof, called "Holder") at or at such other place as the Holder may from time to time designate in writing, the principal
sum of                            Dollars ($             ), on                   , together with simple
interest thereon at the rate of 12% per annum payable interest only monthly [or annually in arrears or upon maturity].  Interest is calculated on the basis of a 360-day year (the
"Calculation Basis") but is paid in [12 equal monthly installments, annually or upon maturity], regardless of the number of days in each month (the "Payment Basis"), with any difference between interest determined on the Calculation Basis and the Payment Basis paid in the final installment due under the Note.  The entire outstanding principal balance and accrued interest, if any, shall be due on September 30, 2006.

    Interest shall accrue on the Notes at the rate of 12% per annum which shall be compounded annually.

    This Note is one of an issue of an aggregate principal amount of up to Fifteen Million
Dollars ($15,000,000.00) (the "Notes") of the undersigned and is subject to an Indenture of
Trust by and between the undersigned and James E. Morris as Trustee ("Trustee").
Reference is hereby made to the Indenture of Trust for a description of the rights, limitations, obligations and immunities of the undersigned, the holders of the Notes and the
Trustee.  This Note may only be deemed to be in default and the Holder may only exercise any available rights and remedies thereon upon the occurrence of an Event of Default as defined in the Security Agreement and the Indenture of Trust.

    This Note and the instruments securing it have been executed and delivered in, and their terms and provisions are to be governed and construed by the laws of the State of New
York.  The indebtedness evidenced by this Note is not subordinated to any other indebtedness of the undersigned nor will the undersigned incur any indebtedness senior to the indebtedness evidenced hereby.

    This Note may be prepaid in whole or in part at any time without penalty.  On the first day of January of each of the fifth, sixth, seventh, eighth and ninth years after issuance hereof, the Holders, upon six (6) months prior written notice, may accelerate the Notes and receive payment of principal and accrued interest at the time.

    This Note is secured by a Security Agreement, dated as of the      day of              ,
1996, executed by the undersigned in favor of the Trustee on behalf of the holders of the
Notes.

    If an Event of Default, as defined in the Indenture of Trust or Security Agreement, shall have occurred and be continuing, the principal hereof may be declared due and payable in manner, with the effect, and subject to the conditions provided in the Indenture of Trust or
Security Agreement.

    Time is of the essence of this Note and in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of
collection, including reasonable attorney's fees.   Reasonable attorney's fees are defined to
include, but not be limited to, all fees incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, trail proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors'
reorganization or similar proceedings.

    The undersigned has agreed not to pay dividends, or make distributions on its stock or purchase, redeem, or otherwise acquire or retire any of its stock if (a) an Event of Default exists under any of the Notes or (b) it would reasonably appear that after any such action the undersigned would not have sufficient funds to avoid an Event of Default within six (6)
months of such action.

    The undersigned may consolidate or merge with or into any other entity or any other entity may consolidate or merge into the undersigned and the undersigned may sell or transfer all or substantially all of its property and assets to another entity, or another entity may sell or transfer all or substantially all of its property and assets to the undersigned, provided that (i) such action is duly authorized by the undersigned and its shareholders by the required actions thereto, (ii) the entity (if other than the undersigned), formed by or resulting from any such consolidation or merger or which shall have received the transfer of such property and assets shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States and any state thereof and shall expressly assume payment of the principal of, premium, if any, and interest on the Notes, and (iii) there shall not immediately thereafter be an Event of Default under the Notes.

    All persons now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns respectively, hereby (a) expressly waive presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (b) consent that the time of all payments or any part thereof may be extended, rearranged, renewed or postponed by the Holder hereof and further consent that the collateral security or any part thereof may be released, exchanged, added to or substituted for releasing, affecting or limiting their respective liability  or the lien of any security instrument; and (c) agree that the Holder, in order to enforce payment of this Note, shall not be required first to institute any suit or to exhaust any of its remedies against the Maker or any other person or party to become liable hereunder.

    IN WITNESS WHEREOF, the undersigned has caused this Note to be executed on the day and year first above written.

                                                       AMERICAN EQUITIES INCOME FUND INC.,
                                                                          a Delaware corporation


                                                       By:
                                                                        David S. Goldberg, CEO

                                                        A-2

                                                 EXHIBIT B

                                      SECURITY AGREEMENT

    This SECURITY AGREEMENT (hereinafter called this "Agreement") is made and
entered as of                   , 1996, by and between AMERICAN EQUITIES INCOME
FUND, INC., a Delaware corporation, located at East 80 Route 4, Suite 202, Paramus, New
Jersey 07652 (hereinafter called "Debtor"), and JAMES E. MORRIS, as Trustee ("Trustee")
on behalf of those persons listed on Schedule A (hereinafter collectively called "Secured
Party").

                                          W I T N E S S E T H:

    In consideration of the covenants and conditions stated in this Agreement, the parties agree as follows:

    1.   Indebtedness Secured.

    This Agreement and the Security Interest secure the payment of certain Secured Notes issued and executed by Debtor, pursuant to the Indenture of Trust (the "Indenture") dated even date herewith by and between Debtor and Trustee and made payable to the holders of such Secured Notes in the aggregate principal sum of up to $15,000,000.00 (hereinafter collectively called the "Notes"), together with all other indebtedness of every kind or nature owing by Debtor to Secured Party, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and whether the indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, and including any sums advanced and any costs and expenses incurred by Secured Party pursuant to this
Agreement, the Note or any other note or evidence of indebtedness (all of such is herein sometimes referred to as the "Indebtedness").

    2.   Security Interest.

    For value received, Debtor hereby grants to Secured Party a security interest (the
"Security Interest") in and to all of the following:  any and all accounts receivable (the
"Receivables") acquired with the funds constituting the Indebtedness or with funds received from the repayment of said Receivables or any replacement Receivables, including all rights to receive payments thereunder and security interest in and instruments of title to the
Receivables, whether now owned or hereafter acquired, all funds in the following bank
account                        ; all proceeds of the offering pursuant to the Registration
Statement of Debtor declared effective by the Securities and Exchange Commission on
       , 1996 (the "Registration Statement"); and in all products thereof and all cash and non-cash proceeds of any of the foregoing, in any form, including, without limitation, proceeds of insurance policies from the loss thereof, all titles to the Receivables and all assignment of liens, all Receivables, assignments or other documents and instruments located in a separate, segregated, locked fireproof file cabinet marked "American Equities Income
Fund, Inc. - Secured Notes" (the "Collateral"); provided, however, that the security interest granted hereunder is subject to the conditions and limitations set forth in the Registration
Statement.

    3.   Representation and Warranties of Debtor.

    Debtor represents and warrants and so long as any portion of the Indebtedness remains unpaid, shall be deemed continuously to represent and warrant that:

         3.1. Debtor is the owner of the Collateral free and clear of all security interests or other encumbrances and claims of any kind or nature in favor of any third persons, and
Secured Party has a first, perfected security interest in all of the Collateral;

         3.2. Debtor is authorized to enter into this Agreement and into the transactions contemplated hereby and evidenced by the Notes;

         3.3. The Collateral is used or bought for use solely in business operations, and all of the relevant Collateral will remain personal property regardless of the manner in which any of it may be affixed to real property.

    4.   Covenants of Debtor.

    Debtor covenants that so long as any Indebtedness remains unpaid, Debtor:

         4.1. Will defend the Collateral against the claims and demands of all other parties, except purchasers of inventory in the ordinary course of business;

         4.2. Will keep the Collateral free and clear from all security interests, liens and other encumbrances and claims of any kind or nature in favor of any third persons, except the
Security Interest; and Debtor will not pledge the Collateral as security for any debts or obligations other than the Notes;

         4.3. Will not sell, pledge, transfer, assign deliver, or otherwise dispose of any
Collateral or any interest therein, except that until the occurrence of an Event of Default (as defined in paragraph 6.1 of this Agreement) including taking any aforementioned action, as described in the Registration Statement;

         4.4. Will keep in accordance with generally accepted accounting principles, consistently applied, accurate and complete records concerning the Collateral; will mark such records and, upon request of the Secured Party made from time to time, the Collateral to give notice of the Security Interest; and will, upon request made from time to time, permit the Secured Party or its agents to inspect the Collateral and the Debtor's records concerning the Collateral and to audit and make abstracts of such records or any of the Debtor's books, ledgers, reports, correspondence and other records;

         4.5. Upon demand will deliver to the Trustee any instruments, documents of title and chattel paper representing or relating to the Collateral or any part thereof, and all schedules, invoices, shipping, or delivery receipts, together with any required endorsement or assignment and all other documents representing or relating to purchases or other acquisitions or sales or other dispositions of the Collateral and the proceeds thereof and any and all other schedules, documents, and statements;

         4.6. Will notify the Secured Party in writing at least thirty (30) days in advance of any change in the Debtor's address specified on the first page of this Agreement, of any change in the location or of any additional locations at which the Collateral is kept, of any change in the address at which records concerning the Collateral are kept and of any change in the location of the Debtor's residence, chief executive office or principal place of business;

         4.7. Will execute and deliver to the Secured Party such financing statements and other documents requested by the Secured Party and take such other action as described in the
Registration Statement and subject to the limitations set forth herein, to perfect, protect or continue the perfection of the Security Interest and effect the purposes of this Agreement;

         4.8. Will pay or cause to be paid when due all taxes, assessments and other charges of every kind and nature which may be levied or assessed upon or against the transaction contemplated hereby or the Collateral;

         4.9. Will deliver the Collateral to the Trustee pursuant to the Trust Indenture between the Corporation, and Trustee on behalf of the Secured Party of even date herewith;

         4.10.     Will not make any distributions to shareholders or payments to affiliates except as set forth in the Registration Statement;

         4.11.     Will use the Collateral only for the purposes set forth in the Registration
Statement and will not commingle the Collateral constituting cash with funds of any person or entity other than Debtor;

         4.12.     Upon an Event of Default, will deliver any Collateral in the form of funds in
Debtor's bank account to the Trustee and will surrender control of said accounts to the
Trustee;

         4.13.     Will keep all funds which constitute the Collateral in the following
segregated Bank Account          , and will not commingle any other funds with funds in said account; and

         4.14.     Will execute and deliver to the Trustee the Collateral Assignments as required by the Secured Party.

    5.   Verification of Collateral.

    Secured Party shall have the right to verify the existence and value of the Collateral in any manner and through any medium which Secured Party may consider appropriate, and
Debtor shall furnish such assistance and information and perform such acts as Secured Party may require in  connection therewith.

    6.   Default.

    6.1. Events of Default.  Subject to the following limitations, an Event of default occurs if:

         a.   the Debtor receives written notice from a Secured Party of a default in the payment of interest on any Notes when the same becomes due and payable;

         b.   the Debtor receives written notice from a Secured Party of a default in the payment of the principal of any Note when the same becomes due and payable;

         c.   the Debtor fails to comply with any of its other agreements in the Notes, this
Agreement or the Indenture of Trust and the default continues for the period and after the notice specified below;

         d.   the Debtor pursuant to or within the meaning of any Bankruptcy Law;

              (1)  commences a voluntary case,

              (2)  consents to the entry of an order for relief against it in any involuntary case,

              (3)  consents to the appointment of a Receiver of it or for any substantial part of its property,

              (4)  makes a general assignment for the benefit of its creditors, or

              (5)  fails generally to pay its debts as they become due, or

         e.   a court of competent jurisdiction enters an order or decree under any Bankruptcy
Law that:

              (1)  is for relief against the Debtor in any involuntary case,

              (2)  appoints a Receiver of the Debtor or for any substantial part of its property, or

              (3)  orders the liquidation of the Debtor,

         and the order or decree remains unstayed and in effect for 90 days, or

         f.   A notice of lien, levy or assessment representing indebtedness in excess of Fifty
Thousand Dollars ($50,000) is filed or recorded with respect to any of the assets of the
Corporation (including, without limitation, the Collateral), by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts in excess of Fifty Thousand Dollars ($50,000)
owing at any time or times hereafter to any one or more of them become a lien, upon any of the assets of the Corporation (including, without limitation, the Collateral), provided that this clause 6.1(f) shall not apply to any liens, levies, or assessments which the Corporation is contesting in good faith;

         g.   Any material portion of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and, on or before the thirtieth (30) day thereafter, such assets are not returned to the Corporation and/or such writ, distress warrant or levy is not dismissed, stayed or lifted;

         h.   A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against the
Corporation and such proceeding is not dismissed within thirty (30) days of the date of its filing; or

         i.   The Corporation voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated.

    The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.  The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

    A default under section (c) is not an Event of Default until the Secured Party holding at least a majority in principal amount of the Notes notifies the Debtor of the default and the
Debtor does not cure the default within 90 days after receipt of the notice.  The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of
Default."

         6.2.      Rights and Remedies Upon Default.  If an Event of Default occurs and is continuing, any Secured Party, by written notice to the Debtor, may declare the principal of and accrued interest on all the Notes to be due and payable immediately.  After a declaration such principal and interest shall be due and payable immediately.

    If an Event of Default occurs and is continuing, any Secured Party may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this
Agreement.

         6.3.      Notice.  Debtor agrees that any notice by Secured Party of the sale, lease or other disposition of the Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to
Debtor if the notice is mailed by regular or certified mail, postage prepaid, at least ten (10)
days before the date of any public sale, lease or other disposition of the Collateral, or the time after which any private sale, lease or other disposition of the Collateral is to take place, to Debtor's address as specified in this Agreement or to any other address which Debtor has notified Secured Party in writing as the address to which notices shall be given to Debtor.

         6.4.      Costs.  Debtor shall pay all costs and expenses incurred by Secured Party in enforcing this Agreement, realizing upon any Collateral and collecting any Indebtedness.
Costs and expenses will include but not be limited to all reasonable attorneys' and paralegals'
fees and expenses.

         6.5.      Deficiency.  In the event that the proceeds of the Collateral are insufficient to satisfy the entire unpaid Indebtedness, Debtor will be responsible for the deficiency and shall pay the same upon demand.  Secured Party will account to Debtor for any proceeds of the Collateral in excess of the Indebtedness and the costs and expenses referred to in Section
6.4.

    7.   Miscellaneous.

         7.1.      Perfection of Security Interest.  Debtor authorizes Secured Party at Debtor's expense to file any financing statement or statements relating to the Collateral (with or without Debtor's signature thereon), and to take any other action deemed necessary or appropriate by Secured Party to perfect and to continue perfection of the Security Interest.
Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact to execute financing statements in Debtor's name and to perform all other acts which Secured Party deems necessary or appropriate to perfect and protect the Security Interest.  Such appointment is binding and coupled with an interest.  Upon request of Secured Party before or after the occurrence of an Event of Default, Debtor agrees to give Secured Party possession of any

Collateral, possession of which is, in Secured Party's opinion, necessary or desirable to perfect or continue perfection or priority of the Security Interest.  A photocopy of this
Agreement is sufficient as a financing statement and may be filed as such if Secured Party so elects.

         7.2.      Continuing Agreement.  This Agreement is a continuing agreement with respect to the subject matter hereof and shall remain in full force and effect until all of the
Indebtedness now or hereafter contracted for or created or existing and any extensions or renewals of the Indebtedness together with all interest thereon has been paid in full.

         7.3.      Right to Proceeds.  Secured Party may demand, collect, and sue for all proceeds of the Collateral (either in Debtor's or Secured Party's name at the latter's option)
with the right to enforce, compromise, settle, or satisfy any claim.  Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact to endorse, by writing or stamp, Debtor's name on all checks, commercial paper, and other instruments pertaining to the proceeds.  Such appointment is binding and coupled with an interest.  Debtor also authorizes Secured Party to collect and apply against the Indebtedness any refund of insurance premiums or any insurance proceeds payable on account of the loss of or damage to any of the Collateral and hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact to endorse, by writing or stamp, any check or draft representing such proceeds or refund.  Such appointment is binding and coupled with an interest.  Before or after an Event of Default, Secured Party may notify any party obligated to pay proceeds of the Collateral of the existence of the Security Interest and may also direct them to pay all such proceeds to Secured Party.

         7.4.      Property in Secured Party's Possession.  As further security for the repayment of the Indebtedness, Debtor grants to Secured Party a security interest in all property of Debtor which is or may hereafter be in Secured Party's possession in any capacity, including all monies owed or to be owed by Secured Party to Debtor; and with respect to all of such property, Secured Party shall have the same rights as it has with respect to the Collateral.

         7.5.      Set-Off.  Without limiting any other right of secured Party, whenever
Secured Party has the right to declare any Indebtedness to be immediately due and payable,
Secured Party may set off against the Indebtedness all monies then owed to Debtor by
Secured Party in any capacity whether due or not.

         7.6.      Failure to Perform; Reimbursement.  Upon Debtor's failure to perform any of its duties hereunder, Secured Party may, but it shall not be obligated to, perform any of such duties and Debtor shall forthwith upon demand reimburse Secured Party for any expense incurred by Secured Party in doing so with interest thereof at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law.

         7.7.      Non-Waiver.  No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right or remedy, and no single or partial exercise of any right or remedy shall preclude Secured Party from any other or future exercise of the right or remedy or the exercise of any other right or remedy.  Secured Party may agree to a cure of any default by
Debtor in any reasonable manner without waiving any other prior or subsequent default by
Debtor.

         7.8.      Third Parties.  Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any steps to preserve rights against all prior parties to any document of title, general intangible, instrument or chattel paper in Secured
Party's possession as Collateral or proceeds of the Collateral.

         7.9.      Waiver of Notice of Dishonor and Protest, Etc.  Debtor waives dishonor, protest, presentment, demand for payment, notice of dishonor and notice of protest of any instrument at any time held by Secured Party with respect of which Debtor is in any way liable and waives notice of any other action by Secured Party.

         7.10.          Assignments.  Debtor' right and obligations under this Agreement are not assignable in whole or in part by operation of law or otherwise.  Secured Party may assign its rights and obligations under this Agreement, in whole or in part, without notice to or consent of Debtor and all of such rights shall be enforceable by Secured Party's successors and assigns.

         7.11.          Definitions; Multiple Parties; Section Headings.  The term "person"
when referred to herein shall mean an individual, partnership, corporation or any other legal entity.  If more than one Debtor executes this Agreement, the term "Debtor" includes each of the Debtors as well as all of them, and their obligations under this Agreement shall be joint and several.  Whenever the context so requires, the neuter gender includes the feminine and masculine and the singular number includes the plural.  Unless otherwise defined herein or the context requires otherwise, terms used herein shall have the same meaning as defined in the Uniform Commercial Code as enacted by the State of  New York. Section headings are used herein for convenience only and do not alter or limit the meaning of the language contained in each section.

         7.12.          Amendment; Waiver.  This Agreement may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by Debtor and by Secured Party.

         7.13.          Choice of Law; Waiver of Jury Trial.  This Agreement has been delivered in the State of New York and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.  Debtor and Secured Party hereby waive any right to a trial  by jury in any action to enforce or defend any matter arising from or related to (i) this Agreement; (ii) any Note; or (iii) any documents or agreements evidencing or relating to this Agreement or any Note.  Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Nothing in this paragraph shall affect or impair Secured Party's right to serve legal process in any manner permitted by law, or Secured Party's right to bring any action or proceeding against Debtor, or the property of Debtor, in the courts of any other jurisdiction.

         7.14.          Expenses.  Debtor shall pay all costs and expenses relating to this
Agreement and the Indebtedness, including but not limited to, filing and recording fees, documentary stamps including, without limitation, New York documentary stamps (if any), and Secured Party's attorney's fees and expenses.

         7.15.          Notice.  Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon deposit in the United States certified or registered mails, with proper postage prepaid, addressed to the party to be notified as follows:

         a.   If to Secured Party at:       James E. Morris, Esq.
                                                 30 Corporate Woods, Suite 120
                                                 Rochester, NY  14623

         b.   If to Debtor at:               American Equities Income Fund, Inc.
                                                 East 80 Route 4, Suite 202
                                                Paramus, NJ 07652

or to such other address as each party may designate for itself by like notice.

         7.16.          Severability.  If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

         7.17.          Reliance by Secured Party.  All covenants, agreements, representations and warranties made herein by Debtor shall, notwithstanding any investigation by Secured
Party, be deemed to be material to and to have been relied upon by Secured Party.

         7.18.          Entire Agreement.  This Agreement, the Note and the other instruments, agreements and documents contemplated hereby contain the entire agreement between
Secured Party and Debtor with respect to the subject matter hereof and supersedes and cancels any prior understanding and agreement between Secured Party and Debtor with respect thereto.

         7.19.          Binding Effect.  Subject to the provisions of paragraph 7.10, this
Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Debtor and shall inure to the benefit of the successors and assigns of Secured Party.

         7.20.          Time.  Time is of the essence in this Agreement.

         7.21.          Attorney's Fees.  The parties hereby agree that in the event any of the terms and conditions contained in this Agreement, including the indemnification provisions contained herein, must be enforced by reason of any past, existing or future delinquency of payment, of failure of observance or of performance by any of the parties hereto, in each such instance, the defaulting party shall be liable for reasonable collection and/or legal fees, trial and appellate levels, any expenses and legal fees incurred, including time spent in supervision of paralegal work and paralegal time, and any other expenses and costs incurred in connection with the enforcement of any available remedy.

         7.22.          Capacity.  The Secured Party is entering into this Agreement solely in its capacity as Trustee under the Indenture and shall be entitled to the privileges, immunities and protections afforded it thereunder in any actions taken by it as Secured Party hereunder.

         IN WITNESS WHEREOF, the parties have executed this Security Agreement the day and year first above written.

                        DEBTOR:

                        AMERICAN EQUITIES INCOME FUND, INC.



                        By:
                             David S. Goldberg, CEO

                        SECURED PARTY:



                        By:
                              James Morris, Trustee

                                SCHEDULE A

                        Collective List of Persons
                      Constituting the Secured Party

                                                EXHIBIT C

                                       INDENTURE OF TRUST

    This Indenture of Trust is dated as of the      day of                         , 1996, by and
between AMERICAN EQUITIES INCOME FUND, INC., a Delaware corporation (the
"Company"), and James E. Morris, an individual (the "Trustee").

    Each party agrees as follow for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Secured Notes due on September 30, 2006.

    NOW, THEREFORE, for valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                                 ARTICLE 1

                Definitions and Incorporation by Reference

Section 1.01  Definitions.

    "Collateral" means the collateral as described in the Security Agreement.

    "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

    "Default" means any event which is, or after notice or lapse of time or both would be, an
Event of Default.

    "Holder" or "Note Holders" means the person in whose name a Note is registered on the
Registrar's books.

    "Indenture" means this Indenture of Trust, as amended or supplemented from time to time.

    "Note" or "Notes" means the Secured Notes of the Company issued pursuant to this
Indenture.

    "Officer" means the Chairman of the Board, the CEO, the President, any Vice President,
the Treasurer, or the Secretary of the Company.

    "Officer's Certificate" means a certificate signed by an Officer or by an Assistant
Treasurer or Assistant Secretary of the Company.

    "SEC" means the Securities and Exchange Commission.

    "Security Agreement" means the Security Agreement which provides that the assets described in Exhibit "B" hereto are pledged as security for the Notes.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77 aaa, et seq.) as in
effect on the date of this Indenture.

    "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

    "Trust Officer" means any officer or assistant officer of the Trustee assigned by the
Trustee to administer its corporate trust matters.

Section 1.02  Other Definitions.

     Term                        Defined in Section

    "Bankruptcy Law"                 5.01

    "Legal Holiday"                    7.09

    "Paying Agent"                     2.03

    "Registrar"                           2.03

    "Receiver"                            5.01

Section 1.03  Incorporation by Reference of Trust Indenture Act.

    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this
Indenture have the following meanings:

    "Commission" means the SEC.

    "Indenture Securities" means the Notes.

    "Indenture Security Holder" means a Note Holder.

    "Indenture to be Qualified" means this Indenture.

    "Obligor" on the Indenture Securities means the Company.

    All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule have the meanings assigned to them.

Section 1.04  Rules of Construction.

    Unless the context otherwise requires:

    (a)  a term the meaning assigned to it;

    (b)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

    (c)  "or" is not exclusive; and

    (d)  words in the singular include the plural, and in the plural include the singular.

                                                                  ARTICLE 2

                                                                The Securities

Section 2.01  Form and Dating.

    The Notes shall be substantially in the form of Exhibit "A" attached hereto.  The Notes may have notations, legends, or endorsements required by law or usage.  The Company shall approve the form of the Notes and any notation, legend, or endorsement on them.  Each
Note shall be dated the date of its issuance.

Section 2.02  Execution and Authentication.

    An Officer shall sign and authenticate the Notes.  Execution of the Notes is permitted by the manual or facsimile signature of the obligor and authentication may be made by manual signature.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  If an Officer who signed a Note no longer holds that office at a later date, the Note shall be valid nevertheless.

    The aggregate principal amount of Notes outstanding at any time may not exceed $15,000,000. Note dominations of $2,000 or any multiple thereof are authorized.

Section 2.03  Registration and Payment.

    The Company shall act as Registrar and Paying Agent for purposes of registration or transfer of the Notes.  The Company shall keep a register of the Notes and of their transfer and exchange.  Notes shall be presented to the Company for payment.

Section 2.04  Note Holder Lists.

    The Trustee shall preserve the most recent list provided to it by the Company of the names and addresses of Note Holders.  At the end of each month during the offering to the end of each six months after the close of the offering, the Company shall furnish to the
Trustee and at such other times as the Trustee may request in writing a list in such form and as of such date of the names and  addresses of Note Holders.  The Trustee may conclusively rely on such list.

Section 2.05  Registration, Transfer, and Exchange.

    When a Note is presented to the Registrar or a Co-registrar with a request to register transfer, the Registrar shall register the transfer as requested if the requirements of the
Delaware Uniform Commercial Code are met.  To permit transfer and exchanges of the type provided for in Section 6.05, an Officer shall authenticate Notes at the registrar's request.
The Company may charge a reasonable fee for any transfer, but not for any exchange pursuant to Section 6.05.

                                                                      ARTICLE 3

                                                                        Trustee

Section 3.01  Acceptance of Trust.

    The Trustee hereby accepts the appointment as Trustee under the terms and conditions hereof.

Section 3.02  Duties of Trustee.

    (a)  The Trustee shall hold the Collateral under the Security Agreement in trust for the benefit of the Note Holders and exercise any rights granted to it under the Security
Agreement.

    (b)  If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    (c)  Except during the continuance of an Event of Default:

         (1)  The Trustee shall perform only those duties that are specifically set forth in this
Indenture and no others.

         (2)  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the statements expressed therein, upon certificates and opinions furnished to the Trustee and confirming to the requirements of this
Indenture.

    (d)  The Trustee may not be relieved from liability for his own negligent action, his own negligent failure to act, or his own willful misconduct, except that:

         (1)  This paragraph does not limit the effect of Paragraph (c) of this Section.

         (2)  The Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3)  The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

    (e)  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, or expense.

    (f)  The Trustee shall not be liable for interest on any money received by it except as otherwise agreed with the Company.

    (g)  The Trustee shall execute and deliver to the Company the satisfactions of Security
Documents as provided for in Section 4.01(b).

    (h)  The Trustee is authorized and directed to enter into the Security Agreement on behalf of the Note Holders solely in its capacity as Trustee under the Indenture.

Section 3.03  Rights of Trustee.

    (a)  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

    (b)  Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an opinion of counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or opinion.  The Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete protection in respect of any action taken or not taken by it hereunder in reliance upon such advice or opinion of counsel.

    (c)  The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

    (d)  The Trustee shall not liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

    (e)  The Trustee shall have no duty or obligation to monitor the actions of any services of the Collateral under the Security Documents or act as successor servicer for such Collateral.

Section 3.04  Trustee`s Disclaimer.

    The Trustee makes no representation as to the validity or adequacy of this Indenture, the
Security Agreement or the Notes.  The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness.  The Trustee shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes or in any prospectus used in the sale of the Notes.

Section 3.05  Individual Rights of Trustee, Etc.

    The Trustee in its individual or any other capacity may become the owner or pledgee of
Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, or Co-registrar may do the same with like rights.  The Trustee, however, must comply with Sections 3.11 and 3.12.

Section 3.06  Notice of Defaults.

    If an Event of Default occurs and is continuing and if it is known to the Trustee, the
Trustee shall mail as provided in Section 7.02 notice of the Event of Default to the Note
Holders within 90days after it occurs.  Except in the case of a default in payment of any
Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Note Holders.

Section 3.07  Reports by Trustee to Holders.

    If required under the provisions of TIA Section 313(a), within 60 days after each
December 31st beginning with the December 31st following the date of this Indenture, the
Trustee shall provide to the Note Holders specified in TIA Section 313(c) a brief report dated as of such December 31st that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b).

    Within the time period provided for in TIA Section 313(b), the Trustee shall provide to those Note Holders specified in TIA Section 313(c) the brief reports required by TIA Section
313(b).

    A copy of each report at the time of its mailing to Note Holders shall be filed with the
SEC and each stock exchange on which the Securities are listed.  The Company shall notify the Trustee if the Securities are listed on any stock exchange.

Section 3.08. Compensation and Indemnity.

    The Company agrees:

    (a)  to pay the Trustee from time to time reasonable compensation for all services rendered by it
hereunder (which compensation shall not be limited by a provision of law in regard to the compensation of the trustee of an express trust);

    (b)  to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its agents and counsel), except any such expenses of disbursements as may be attributable to its negligence or bad faith; and

    (c)  to indemnify the Trustee for, and to hold it harmless against any loss, cost, liability, claim or expense incurred without negligence or bad faith on its part related to or arising out of the acceptance of and administration of the duties of the Trustee hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The
Company shall reimburse the Trustee upon its request for any legal expenses in connection with the foregoing.

To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee.  The obligations of the Company in this Section shall survive the discharge of this Indenture or resignation or removal of the Trustee.

Section 3.09  Replacement of Trustee.

    The Trustee may resign by so notifying the Company, but such resignation shall not be effective until the date set forth in this Section 3.09 below.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent.  The Company may remove the Trustee if:

    (a)  the Trustee fails to comply with Section 3.11;

    (b)  the Trustee is adjudged a bankrupt or an insolvent;

    (c)  a receiver or other public officer takes charge of the Trustee or its property; or

    (d)  the Trustee otherwise becomes incapable of acting.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring
Trustee and to the Company.  Immediately after that the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers, and duties of the Trustee under this Indenture.  A successor Trustee shall give notice of its succession to each Note Holder as provided in Section 7.02.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee fails to comply with Section 3.11, any Note Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

Section 3.10  Successor Trustee by Merger, Etc.

    If the Trustee consolidates with, mergers or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving, or transferee corporation without any further act shall be the successor Trustee.

Section 3.11  Eligibility; Disqualification.

    This Indenture shall always have a Trustee who satisfies the requirements of TIA Section
310(a)(1).  The Trustee shall have a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with
TIA Section 310(b).

Section 3.12  Preferential Collection of Claims Against Corporation.

    The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 3.13  Co-Trustee.

    At any time for the purpose of meeting any legal requirements of any jurisdiction, including in case of the exercise of any rights or remedies of the Trustee upon an Event of
Default hereunder, the Company and the Trustee acting jointly shall have the power to appoint an additional institution or individual as a separate or co-trustee and to vest in such separate or co-trustee such powers, duties, obligations and rights as the Trustee and the
Company may consider necessary or desirable.  If the Company shall not join in such appointment within fifteen days after receipt of a request of the Trustee to do so, or if an
Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.

    Upon the appointment of a separate or co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee may be exercised and performed by the
Trustee and such separate or co-trustee jointly except to the extent that under any law in any jurisdiction in which any act or acts are to be performed the Trustee shall not be permitted or qualified to perform such act or acts in which event such act or acts shall be exercised and performed by the separate or co-trustee at the written direction of the Trustee.

                                                                   ARTICLE 4

                                                                    Covenants

Section 4.01  Payment of Notes.

    (a)  The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.

    (b)  Simultaneously with the mailing of monthly interest payments to the Note Holders, the Company shall deliver to the Trustee an Officer's Certificate stating that such payment has been made.  The same procedure shall be followed with respect to the payment of the principal on the Notes.  Upon the receipt by the Trustee of an Officer's Certificate that any
Notes have been paid in full and compliance with the requirements of TIA Sec. 314(d), the
Trustee shall execute and deliver to the Company a partial satisfaction of the Security
Agreement in recordable form furnished to it by the Company, which the Company may record in the Public Records and upon such delivery to the Trustee of an Officer's Certificate that all Notes have been paid in full and compliance with the requirements of TIA Section
314(d) (together will all accrued interest), the Trustee shall execute and deliver to the
Company a full satisfaction of the Security Agreement to the extent furnished to it by the
Company and the Trustee and the Company shall be relieved of all further obligations hereunder except as provided in Section 3.08 hereof.

Section 4.02  Compliance Certificate.

    The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate stating whether or not the signers know of any default by the Company in performing its covenants in Article 4.  If they do know of such default, the Officer's Certificate shall describe the default.  The Officer's Certificate need not comply with Section 7.06.  The first Officer's Certificate shall be delivered to the Trustee by
               .

Section 4.03  SEC Reports.

    The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (for copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe)
which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.  The Company also shall comply with the other provisions of TIA Section 314(a).

                                                                          ARTICLE 5

                                                                   Defaults and Remedies

Section 5.01  Events of Default.

    Subject to the limitations set forth in this Article 5, an Event of Default occurs if:

    (1)  the Company receives written notice from a Note Holder of a default in the payment of interest on any Note when the same becomes due and payable;

    (2)  the Company receives written notice from a Note Holder of a default in the payment of the principal of any Note when the same becomes due and payable;

    (3)  the Company fails to comply with any of its other agreements in the Notes, the
Security Agreement, or this Indenture and the default continues for the period and after the notice specified below;

    (4)  the Company pursuant to or within the meaning of any Bankruptcy Law:

         (a)  commences a voluntary case,

         (b)  consents to the entry of an order for relief against it in any involuntary case,

         (c)  consents to the appointment of a Receiver of it or for any substantial part of its property,

         (d)  makes a general assignment for the benefit of its creditors, or

         (e)  fails generally to pay its debts as they become due; or

    (5)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (a)  is for relief against the Company in an involuntary case,

         (b)  appoints a Receiver of the Company or for any substantial part of its property,
         or

         (c)  orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

    (6)  A notice of lien, levy or assessment representing indebtedness in excess of Fifty
Thousand Dollars ($50,000) is filed or recorded with respect to any of the assets of the
Corporation (including, without limitation, the Collateral), by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts in excess of Fifty Thousand Dollars ($50,000)
owing at any time or times hereafter to any one or more of them become a lien, upon any of the assets of the Corporation (including, without limitation, the Collateral), provided that this clause 5.01(6) shall not apply to any liens, levies, or assessments which the Corporation is contesting in good faith;

    (7)  Any material portion of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and, on or before the thirtieth (30) day thereafter, such assets are not returned to the Corporation and/or such writ, distress warrant or levy is not dismissed, stayed or lifted;

    (8)  A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against the Corporation and such proceeding is not dismissed within thirty (30) days of the date of its filing; or

    (9)  The Corporation voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated.

    The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.  The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

    A default under section (3) is not an Event of Default until the Trustee or the Holders of at least a majority in principal amount of the Notes notify the Company of the default and the
Company does not cure the default within 90 days after receipt of the notice.  The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of
Default."

Section 5.02  Acceleration.

    If an Event of Default occurs and is continuing either: (a) the Trustee, by written notice to the Company or (b) the Holder of any Note, by written notice to the Company and the
Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable immediately.  After a declaration such principal and interest shall be due and payable immediately.

Section 5.03  Other Remedies; Limitation.

    Subject to the provisions of the preceding paragraph, if an Event of Default occurs and is continuing, the Trustee or any Note Holder with respect to an Event of Default under
Sections 5.01(1) and (2) may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, the Security Agreement or this Indenture.

    Notwithstanding anything to the contrary in this Agreement, the Trustee is required to proceed against and liquidate all Collateral before looking to any other assets of the Debtor.

Section 5.04  Postponement of Interest Payment; Waiver of Defaults.

    The Holders of not less than 75 per centrum in Notes at the time outstanding may consent on behalf of the holders of such Notes to the postponement of any interest payment for a period not exceeding three years from its due date.  This is an exception to the rights of Note
Holders under Section 316(b) of the TIA.  The Holders of a majority of the Notes may consent to the waiver of any past default and its consequences, except a default in payment of principal and interest or any other waiver prohibited under Section 6.02.

Section 5.05  Control by Majority.

    The Holders of a majority in principal amount of the Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Note Holders, or that may involve the Trustee in personal liability.

Section 5.06  Limitation on Suits.

    A Note Holder may not use this Indenture to prejudice the rights of another Note Holder or to obtain a preference or priority over the other Note Holders.

    A Note Holder may not institute any suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of the Indenture upon any property subject to such lien.

Section 5.07  Priorities.

    If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

    First:      to the Trustee for amount due under Section 3.08;

    Second:   to Note Holders for amounts due and unpaid on the Notes for interest, the principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

    Third:     to the Company.

    The Trustee may fix a record date and payment date for any payment to the Note Holders.

                                                                       ARTICLE 6

                                                       Amendments, Supplements, and Waivers

Section 6.01  Without Consent of Holders.

    The Company may amend or supplement this Indenture or the Notes without notice to or consent of any Note Holder to cure any ambiguity, omission, defect, or inconsistency; or to make any change that does not adversely affect the rights of any Note Holder.

Section 6.02  With Consent of Holders.

    The Company may amend or supplement this Indenture, the Security Agreement, or the
Notes without notice to any Note Holder but with the written consent of the Holders of not less than a majority in principal amount of the Notes.  The Holders of a majority in principal amount of the Notes may waive compliance by the Company with any provision of this
Indenture, the Security Agreement, or the Notes without notice to any Note Holder.  Without the consent of each Note Holder affected, however, an amendment, supplement, or waiver, except the waiver pursuant to Section 5.04, may not:

    (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

    (2)  reduce the rate or extend the time for payment of interest on any Note;

    (3)  reduce the principal of or extend the fixed maturity of any Note;

    (4)  make any Note payable in money other than that stated in the Note;

    (5)  waive a default on payment of principal or of interest on any Note; or

    (6)  impair the right to institute suit to enforce payments due on any Note on or after the respective due dates.

Section 6.03  Compliance with Trust Indenture Act.

    Every amendment to or supplement of this Indenture, the Security Agreement, or the
Notes shall comply with the TIA as then in effect.

Section 6.04  Revocation and Effect of Consents.

    A consent to an amendment, supplement, or waiver by a Holder of a Note shall bind the
Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any
Note.  Any such Holder or subsequent Holder, however, may revoke the consent as to his
Note or portion of the Note.  The Trustee must receive the notice of revocation before the date the amendment, supplement, or waiver becomes effective.

    After an amendment, supplement, or waiver becomes effective, it shall bind every Note
Holder unless it makes a change described in Sections 6.02(2) through (5).  In that case the amendment, supplement, or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.


Section 6.05  Notation on or Exchange of Securities.

    If an amendment, supplement, or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company.  The Company may place an appropriate notation on the Note about the changed terms and return it to the Holder.
Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Company shall authenticate a new Note that reflects the changed terms.

Section 6.06  Trustee to Sign Amendments, Etc.

    The Trustee shall sign any amendment, supplement, or waiver authorized pursuant to this
Article if the amendment, supplement, or waiver does not adversely affect the rights of the
Trustee.  If it does, the Trustee may but need not sign it.

    The Trustee may rely upon an Officer's Certificate and an opinion of counsel as conclusive evidence that any amendment, supplement or waiver complies with the provisions of this Indenture.

                                                                        ARTICLE 7
                                                                      Miscellaneous

Section 7.01  Trust Indenture Act Controls.

    If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 7.02  Notices.

    Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

    If to the Company:            American Equities Income Fund, Inc.
                                       East 80 Route 4, Suite 202
                                       Paramus, NJ 07652

    If to the Trustee:             James E. Morris, Esq.
                                      30 Corporate Woods, Suite 120
                                      Rochester, NY  14623

    The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

    Any notice or communication to Note Holders shall be sufficiently given if mailed by first-class mail to each Registered Note Holder.

    Any notice or communication mailed to a Note Holder shall be mailed to him at his address as it appears on the lists or registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

    Failure to give notice or communication to a Note Holder or any defect in it shall not affect its sufficiency with respect to other Note Holders.  If a notice or communication is mailed, it is duly given, whether or not the Note Holder receives or reads it.

Section 7.03  Communication by Holders with Other Holders.

    Within five business days after the receipt by the Trustee of a written application by any three or more Note Holders stating that the applicants desire to communicate with other Note
Holders with respect to their rights under this Indenture or under the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either (1) afford to such applicants access to all information so furnished to or received by the Trustee, or (2) inform such applicants as to the approximate number of Note
Holders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Note Holders the form of proxy or other communication, if any, specified in such application.  If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all such Note Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants, and file with the SEC together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of Trustee, such mailing would be contrary to the best interests of the Note Holders or would be in violation of applicable law.  Such written statement shall specify the basis of such opinion.  After opportunity for hearing upon the objections specified in the written statement so filed, the SEC may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them.  If the SEC shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Note Holders with reasonable promptness after the entry of such order and the renewal of such tender.

Section 7.04  Certificate and Opinion as to Conditions Precedent.

    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 7.05  Certificates of Fair Value.

    The Company shall furnish to the Trustee a certificate or opinion of an appraiser or other expert as to the fair value of any property or securities to be released from the lien of the
Security Agreement, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under the Security
Agreement in contravention of the provisions thereof, and requiring further that such certificate or opinion shall be made by an independent appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this Section 7.05, is 10% or more of the aggregate principal amount of the Notes at the time outstanding; but such a certificate or opinion of an independent appraiser or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this paragraph is less than
$25,000 or less than 1% of the aggregate principal amount of the Notes at the time outstanding.

    Any such certificate or opinion may be made by an officer or employee of the Company who is duly authorized to make such certificate or opinion by the Company from time to time except in cases in which this Section requires that such certificate or opinion be made by an independent person, in which case, the certificate of opinions shall be made by an independent appraiser, or other expert selected or approved by the Trustee in the exercise of reasonable care.  The Trustee shall not be liable for any such expense or for the actions or omissions of such independent appraiser or other expert.

Section 7.06  Statements Required in Certificate and Opinion.

    Each certificate or opinion with respect to compliance with a condition or covenants in this Indenture shall include:

    (1)  a statement the person making such certificate has read such covenant or condition;

    (2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

    (3)  a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

    (4)  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 7.07  When Treasury Securities Disregarded.

    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, or consent, Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, or consent, only Notes which the Trustee knows are so owned shall be disregarded.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.


Section 7.08  Action by Note Holders.

    Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Note Holders in person or by agent or proxy appointed in writing.

Section 7.09  Legal Holidays.

    A "Legal Holiday" is a Saturday, a Sunday, a legal holiday, or a day on which banking institutions are not required to be open.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal
Holiday, and no interest shall accrue for the intervening period.

Section 7.10  Governing Law.

    This Indenture, the Security Documents, and the Notes shall be governed by the laws of the State of New York provided the duties and responsibilities of the Trustee shall be construed under the laws of the jurisdiction of its organization or incorporation applied without giving effect to any conflicts-of-law principles.

Section 7.11  No Adverse Interpretation of Other Agreements.

    This Indenture may not be used to interpret another indenture, loan, or debt agreement of the Company.  Any such indenture, loan, or debt agreement may not be used to interpret this
Indenture.

Section 7.12  No Recourse Against Others.

    All liability of any director, officer, employee, or stockholder, as such, of the Company is waived and released.

Section 7.13  Successors.

    All agreements of the Company in this Indenture, the Security Documents, and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 7.14  Duplicate Originals.

    The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

    IN WITNESS WHEREOF, the parties have signed this Indenture as of the day and year first above written.

                        COMPANY:

                        AMERICAN EQUITIES INCOME FUND, INC.,
                        a Delaware corporation


                        By:
                             David S. Goldberg, CEO

                        TRUSTEE:



                        James E. Morris, Trustee



STATE OF                   )
                           )ss.:
COUNTY OF                  )

    The foregoing Indenture of Trust was acknowledged before me this         day of
         , 199   , by David S. Goldberg, as Chief Executive Office of AMERICAN
EQUITIES INCOME FUND, INC., a Delaware  corporation, on behalf of the corporation.
He [is personally known to me] [has produced                           as identification] and
[did] [did not] take an oath.


                                                 Notary Public
My Commission Expires:                 Print Name:

STATE OF                       )
                                     )ss.:
COUNTY OF                    )

    The foregoing Indenture of Trust was acknowledged before me this         day of
         , 199   , by                                      , as Trustee of AMERICAN EQUITIES
INCOME FUND, INC.  He [is personally known to me] [has produced as identification] and [did] [did not] take an oath.


                                                 Notary Public
My Commission Expires:                 Print Name:

                                                                EXHIBIT D

                                                          Subscription Agreement

                                        AMERICAN EQUITIES INCOME FUND, INC.
                                               INVESTOR QUESTIONNAIRE

__    INITIAL SUBSCRIPTION
__    ADDITIONAL INVESTMENT: Account Number Previously Assigned
______________________________________________________________________________

INVESTMENT
I desire to purchase ___________ aggregate principal amount of Notes of American Equities
Income Fund, Inc.
     MAKE CHECKS PAYABLE TO:  Republic National Bank  - AEIF
______________________________________________________________________________
SUBSCRIBER INFORMATION: Please print name(s) in which Units are to be acquired.  All checks and correspondence will go to this address unless another address is listed in the Investor Mailing or Direct Deposit Address sections.

Name (1st)____________________________________  Mailing address (if different)

Name (2nd)____________________________________  Name ________________________

Address ______________________________________ Address ______________________

City _________________________________________ City _________________________

State_________________ Zip Code______________  State________ Zip Code __________

Custodian Account No._______________   Daytime Telephone Number (___) - ___ -____

Occupation_______________________________________________
___  U.S. Citizen ___ Resident Alien ___ Foreign Resident Country ____________________

___  Check if the Subscriber is a U.S. citizen residing outside the U.S.
  ALL SUBSCRIBERS: State of Residence of Subscriber/ (required) ___________________
Enter the taxpayer identification number below.  For most individual taxpayers, it is their
Social Security number.  Note: If the purchase is in more than one name, the number should be that of the first person listed.  For IRA's, Keoghs, and qualified plans, enter both the Social Security number and the taxpayer identification number for that plan.

Taxpayer ID #___-___________ and/or Social Security # ________-________-________

DIRECT DEPOSIT ADDRESS: Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below.  In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.  IRA accounts must have a custodian.

Company/Custodian___________________________________________________________

Account No.___________________________________________________________________

Address_______________________________________________________________________

City _________________________ State__________ Zip Code______-_______________

FORM OF OWNERSHIP: (Select only one)
__ INDIVIDUAL                                     __ JOINT TENANTS WITH RIGHT OF
                                                               SURVIVORSHIP- all  parties must sign
__ HUSBAND AND WIFE,                       __ A MARRIED PERSON/SEPARATE
    AS COMMUNITY PROPERTY-                       PROPERTY - one signature required
    two signatures required
                                                          __ KEOGH (H.R.10)-trustee signature
required
__ TENANTS IN COMMON                     __ CUSTODIAN-custodian signature required
__ TENANTS BY THE ENTIRETY
     -two signatures required                       __ PARTNERSHIP  (authorization required)
__ CORPORATIONS
        __ S-Corporation                            __ PENSION PLAN-trustee signature(s)
                                                             required
        __ NON-PROFIT ORGANIZATION   __ PROFIT SHARING PLAN-trustee
                                                               signature(s) required
__ IRA- custodian signature required             __ CUSTODIAN UGMA-STATE of _______
                                                               - custodian signature required
__ SEP- custodian signature required            __ CUSTODIAN UTMA-STATE of _______
                                                              - custodian signature required
__ TAXABLE TRUST                             __ ESTATE-Personal Representative signature
                                                               required
__ TAX-EXEMPT TRUST                         __ REVOCABLE GRANTOR TRUST -
                                                               grantor signature required
__ IRREVOCABLE TRUST - trustee signature required

BROKER/DEALER REGISTERED REPRESENTATIVE INFORMATION (To be completed by Registered Representative.)
  PLEASE PRINT
Broker/Dealer Firm
Name:________________________________________________________________________
Name of Selling
Representative:_______________________________________________________________

Representative's
Office:_______________________________________________________________________
                                   (Street)                    (City)
______________________________________________________________________________
(State)                (Zip)                    (Office Phone)

Sales Representative Signature:
______________________________________________________________________

INTEREST DISTRIBUTION:  Please check the method below which describes your desired plan of interest distribution.
__  Monthly beginning on the first day of the fourth month from the date of issuance of the Notes.
__  Annually on the 31st day of December, of each year the Notes are outstanding, compounded on a monthly basis.
__  Upon Maturity -  interest may be compounded on monthly basis and paid with principal at maturity.

SUBSCRIBER SIGNATURES: (The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.
I (We) certify under penalty of perjury that this is my (our) correct Social Security
Number (or Tax Identification Number) and that interest income on this account should be reported on this number.  I acknowledge and agree to the statement on the reverse side hereof.)

X__________________________________________     Date___________
  Authorized Signature of 1st Subscriber
X__________________________________________     Date___________
  Authorized Signature of 2nd Subscriber

COMPANY'S ACCEPTANCE (To be completed only by an authorized representative of the Company.)

The Foregoing subscription accepted this_____________________________________day of ________________________________, 19_____________.


______________________________________________
                                                  Authorized Representative of the Company

                                                SUBSCRIPTION AGREEMENT
                                        AMERICAN EQUITIES INCOME FUND, INC.


     The undersigned hereby subscribes to acquire Units in American Equities Income
Fund, Inc. (the  "Company") pursuant to the terms set forth in the Company's Prospectus dated November 28, 1997 (the  "Prospectus").

     By signing and returning this Subscription Agreement, you are acknowledging that:

     - You have received a copy of the Prospectus of American Equities Income Fund,
Inc. and you have assented to all the terms and conditions of the Company's Fund
Agreement.

     - You are at least 21 years old and reside in the state indicated by you on the reverse side of this Subscription Agreement.

     - You confirm that you have either (i) annual gross income of at least $30,000 and a net worth of at least $30,000 (exclusive of home, home furnishings and automobiles) or
(ii) a net worth of at least $75,000 (exclusive of home, home furnishings, and automobiles).

     - You confirm that you satisfy the particular suitability standard of your state residence as set forth in the Prospectus under "SUITABILITY STANDARDS -  WHO
CAN INVEST?"

                                   INSTRUCTIONS

      __     Make checks payable to "Republic National Bank EA for AEIF"

      __     Complete the attached subscription agreement

      __     Forward the subscription document and check to the Dealer Manager at the following address:

                                         Strategic Assets Inc.
                                445 Broad Hollow Road, Suite 425
                                         Melville, NY 11747
                                           EXHIBIT E











                                                                                        June 19, 1996


American Equities Income Fund, Inc.
c/o American Equities Group, Inc.
East 80 Route 4, Suite 202
Paramus, NJ 07652

Gentlemen:

    We have acted as legal counsel in connection with the organization of, and offering of promissory notes (the "Notes") in denominations of $1,000 each in American Equities
Income Fund, Inc., a Delaware corporation.  You have asked us to advise you with respect to certain tax issues relating to the Company.

    For purposes of this letter, any capitalized term not otherwise defined herein shall have the meaning given to it in the Memorandum, as defined below.

    For purposes of this letter, we have examined the following documents:

         (a)  A copy of the Company's Registration Statement on Form SB-2, as amended, as filed with the Securities and Exchange Commission on March 29, 1996 (the
              "Registration Statement").

         (b)  Copy of the Certificate of Incorporation of the Company as filed with the
              Secretary of State of Delaware on March 11, 1996 (the "Certificate of
              Incorporation") and amendments thereto.

         (c)  Copies of the By-laws, Resolutions and Stock Ledger of the Company (the
              "Corporate Books and Records") as of the date hereof.

         (d)  A Representation Certificate of the Chief Executive Officer of the Company.

         Please be advised that we have relied upon all representations made and factual matters stated in the foregoing documents and have not assumed any responsibility for making any independent investigation or verification of (i) any factual matter stated in or represented by any of the foregoing documents or (ii) any other factual matter, except to obtain, where we deemed appropriate, written representations or certificates (including the
Representation Certificate referenced above) of officers of the Company or other persons.

         In rendering our advice, we have examined the applicable provisions of the Internal
Revenue Code of 1986, as amended (the "Code"), the existing and proposed Treasury
Regulations interpreting the pertinent provisions of the Code, the existing published rulings

                                                        E-2

by the Internal Revenue Service (the "Service"), reported judicial and administrative decisions, present administrative practices and other relevant authorities and interpretations, all through the date hereof, which we consider appropriate for purposes of this letter.
Because all of such Code provisions, regulations, rulings, decisions and other interpretations are subject to change, our conclusions are specifically based upon the Code provisions, regulations, rulings, decisions and other interpretations as in effect on the date of this letter.

         In giving this opinion, we have considered and followed the guidelines of Formal
Opinion 346 (revised) of the American Bar Association Standing Committee on Ethics and
Professional Responsibility, issued January 29, 1982, as well as the regulations governing practice before the Service, issued by the U.S. Department of the Treasury on February 23,
1984.

         Our opinion is expressly conditioned upon both the initial and the continuing fulfillment at all times during the existence of the Company of the following requirements stated in certain Regulations and Revenue Procedures published by the Service: (1) the
Company is organized and will be operated at all times during its existence in accordance with state statutes concerning corporate powers and corporate actions; and (2) the Company will not undertake any action inconsistent with the representations made to us as of the date of this letter.

                                              ASSUMPTIONS

         For purposes of this letter, we have assumed the following:

         (a)  The Company is organized as a C corporation and has only one authorized class of stock;

         (b)  All Note holders will be either citizens or residents of the United States;

         (c)  No Note holder will have an interest in the Company or its assets other than pursuant to the Notes acquired; and

         (d)  Certain other assumptions set forth in the section of the Registration Statement captioned "Tax Aspect" are true as of the date of this letter.

                                                  OPINION

         Based upon and subject to the qualifications set forth in this letter, we advise you as follows:

    1.  Subject to the assumptions, qualifications and limitations set forth in this letter and in the section of the Registration Statement captioned "Tax Aspects," it is more likely than not that the Company would prevail on the merits of each material Federal tax issue (other than those  Federal tax issues which involve inherently factual questions, as to which we express no conclusion), if challenged and litigated before a court of competent jurisdiction, to the same extent as concluded in the section of the Registration Statement captioned "Income Tax
Considerations."

    2.  The issue of whether or not the Company's Notes issued to investors would be categorized as debt or equity under the Code and Regulations is basically a factual issue on which the courts have differed.  There are no simple tests for the resolution of debt-equity questions.  The Courts have stated that each debt-equity case must be judged on its own unique fact situation.  Tomlinson v. The 1661 Corporation, 377 F.2d 291 (5th Cir. 1967).
Some of the determining factors as to whether an investment would be considered debt or equity utilized by the courts are as follows:

                                                        E-3


    (1) the names given to the certificates evidencing the indebtedness; (2) the presence or absence of a maturity date; (3) the source of the payments; (4) the right to enforce the payment of principal and interest; (5) participation in management; (6) a status equal to or inferior to that of regular corporate creditors; (7) the intent of the parties; (8) 'thin'
    or adequate capitalization; (9) identity of interest between creditor and stockholder; (10)
    payment of interest only out of 'dividend' money; (11) the ability of the corporation to obtain loans from outside lending institutions Montclair, Inc. v. Commissioner, 318 F.2d
    38 (5th Cir. 1963)); (12) the extent to which the initial  advances were used to acquire capital (Janeway v. Commissioner, 147 F.2d 602 (2d Cir. 1945); and (13) the failure of the debtor to pay on the due date or to seek a postponement (Commissioner v. Meridian
    & Thirteenth Realty Co., 132 F.2d 182 (7th Cir. 1942).

    Applying these tests to the Company we note that the "certificates" to be received by the investors are recourse promissory notes, payable by the Company (payment is expected to be made from revenues), the Notes may be enforced as valid promissory note obligations, the investors have no participation in management, the investors will be senior debtors and the
Company will have no other debt (other than junior and subordinate debt arising in the ordinary course of business such as minor accruals or trade payables), the Company will have an equity capitalization of at least .2% of the amount of debt which should increase over time as the Company makes profits, the creditors are not stockholders and are unrelated to the stockholders, interest is payable from all sources not just funds available for dividends, the Company is forbidden by its Certificate of Incorporation from obtaining commercial loans for its business purposes, the proceeds of the Notes will not be used to acquire capital assets and whether or not the debtor will seek a postponement of the due date of the obligation can not be presently determined.

    The courts have emphasized the concept of "thin capitalization" as strong evidence of a capital contribution where (1) the debt to equity ratio was high, (2) the parties understand that it would go higher and (3) substantial portions of these funds were used for the purchase of capital assets and for meeting expenses needed to commence operations.  United States v.
Henderson, 5 Cir. 1967, 375 F.2d 40.  Thin capitalization is also of significance when combined with subordination to other indebtedness.  Rowan v. United States, 219 F. 2d 55
(5th Cir. 1955).  In the case of the Company the debt to equity ratio is high; however, it is expected to decrease over time and these funds will be predominately utilized to factor or finance accounts receivable and not for the acquisition of capital assets or for meeting expenses, which will be borne by the Company's parent American Equities Group., Inc.
("AEG").

    Section 385 of the Internal Revenue Code which was promulgated in an attempt to add some certainty to this area, states that

         The regulations prescribed under this Section shall set forth factors which are to be taken into account in determining with respect to a particular factual situation whether a debtor creditor relationship exists or a corporation-shareholder relationship exists.  The factors so set forth in the regulations may include, among other factors:

         1) whether there is a written unconditional promise to pay on demand or on a specified date a sum certain in money in return for an adequate consideration in money or money's worth, and to pay a fixed rate of interest,

         2) whether there is subordination to or preference over any indebtedness of the corporation,

         3)   the ratio of debt to equity of the corporation,

                                                        E-4

         4) whether there is convertability into the stock of the corporation, and

         5) the relationship between holdings of stock in the corporation and holdings of the interest in question.

    Applying these tests to the Company: (1) there is a written unconditional promise to pay evidenced by the promissory note; (2) there is no subordination of the debt; (3) the ratio of debt to equity is very high; however, based upon AEG's obligation to fund operating costs and the financial forecasts which demonstrate an ability of the Company to pay, the equity is sufficient to operate the Company; (4) the debt is not convertible to stock; and (5) the debt holders will not be stockholders, officers or directors of the Company.

    The service promulgated regulations under this Section in 1980 which regulations were withdrawn in 1983 and at the present time there are no viable regulations implementing Code
Section 385.  Accordingly, the Code offers little additional guidance on this issue.

    In the event the Notes are characterized as equity by the service, the Company's deduction for interest paid on the Notes would be disallowed.  Accordingly, the funds available to the Company to be utilized for its business purposes would be lower than forecasted and its profits less than forecasted.

    Based upon the application of the tests above, and assuming that the financial forecasts are substantially achieved, it is our view that it is more likely than not that the Notes will be treated as debt for tax purposes.

                                                 CONCLUSION

    The Federal income tax consequences to the Company cannot be predicted with absolute certainty.  No assurance can be given that the interpretation of current law will not be changed by the courts, or that the Service will not alter its present views with regard to any of the matters discussed herein, nor can any assurance be given that the Service will not audit or question the treatment given to the various items on the Company's Federal income tax returns.  However, it is our opinion that it is more likely than not that the material
Federal income tax aspects as discussed will be realized as the Company has anticipated.
Finally, it must be recognized that this opinion represents our views as to the interpretation of existing law and can in no way be taken as an assurance that the Service will agree with these views.

    This letter is limited to those issues discussed in this letter.  This letter is not intended to be, and should not be, relied upon by persons other than the Company and the Investors.
This letter may not be quoted in whole or in part or otherwise used in a reference to any document to be filed with any governmental or other administrative agency or other person without our prior written consent, except that we have consented to this letter being included as an exhibit to the Registration Statement.

                                                              Very truly yours,


                                                              BRONSON & MIGLIACCIO
